SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                          Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FLEET FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in its Charter)

                           FLEET FINANCIAL GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          [FLEET FINANCIAL GROUP LOGO]

                               One Federal Street
                          Boston, Massachusetts 02211

                                                                  March 12, 1996

Dear Stockholder:

    We are pleased to invite you to attend the 1996 Annual Meeting of Stockholders of Fleet Financial Group, Inc. ("Fleet"), which will be held on Wednesday, April 17, 1996, at 11:00 a.m. at the World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain the matters to be considered and acted upon. You are urged to read these materials carefully.

    Matters scheduled for consideration at the Annual Meeting are the election of directors, the amendment and restatement of Fleet's 1992 Stock Option and Restricted Stock Plan, and the ratification of the selection of independent auditors for 1996. In addition, one stockholder proposal will be acted upon if properly presented at the Annual Meeting.

    We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. ACCORDINGLY, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Very truly yours,




/s/ JOEL B. ALVORD                         /s/ TERRENCE MURRAY
JOEL B. ALVORD                             TERRENCE MURRAY

Chairman
                                           President and Chief Executive Officer

                          FLEET FINANCIAL GROUP, INC.
                               One Federal Street
                          Boston, Massachusetts 02211
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1996

    The Annual Meeting of Stockholders (the "Annual Meeting") of Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), will be held on Wednesday, April 17, 1996, at 11:00 a.m. at the World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts for the purpose of considering and voting upon:

        1. The election of seven directors for three year terms; the election of two directors for two year terms; and the election of one director for a one year term.

        2. The approval of the Amended and Restated 1992 Stock Option and Restricted Stock Plan.

        3. The ratification of the selection of KPMG Peat Marwick LLP as independent auditors for Fleet for 1996.

        4. The transaction of such other business as may properly be brought before the Annual Meeting, or any adjournments or postponements thereof, including consideration of the stockholder proposal set forth in the accompanying Proxy Statement, if such proposal is properly presented at the meeting.

    The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 4, 1996. Fleet's transfer books will not be closed.

                                        By Order of the Board of Directors,


                                        /s/ WILLIAM C. MUTTERPERL
                                        WILLIAM C. MUTTERPERL
                                        Secretary

Boston, Massachusetts
March 12, 1996

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          FLEET FINANCIAL GROUP, INC.
                              One Federal Street
                          Boston, Massachusetts 02211
                             TELEPHONE 617-292-2000

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be Held April 17, 1996
                              -------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Fleet Board") of Fleet Financial Group, Inc. ("Fleet" or the "Corporation") of proxies for the Annual Meeting of Stockholders to be held on Wednesday, April 17, 1996, and any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is March 12, 1996. The proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3 and AGAINST the stockholder proposal.

    Only holders of record at the close of business on March 4, 1996 ("Record Date") of the Corporation's Common Stock, $.01 par value ("Common Stock"), will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the Record Date, there were outstanding 262,443,757 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. The presence, in person or by proxy, of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present at the Annual Meeting for purposes of determining whether a quorum is present for the transaction of business.

    Management knows of no matters to be brought before the Annual Meeting other than those referred to herein. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                               VOTING PROCEDURES

    Under Rhode Island law, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the subject matter is required to approve an action, unless a greater vote is required by law or a corporation's articles of incorporation or by-laws. Fleet's Restated Articles of Incorporation and By-laws do not vary this requirement with regard to any matter to be brought before the Annual Meeting.

    With regard to the election of directors, votes may be cast in favor or against. Abstentions may not be specified with respect to the election of directors. Abstentions may be specified with respect to the amendment and restatement of the 1992 Stock Option and Restricted Stock Plan (the "1992 Plan"), the ratification of the selection of independent auditors and the stockholder proposal, and will have the same legal effect as a vote against such proposals.

    Under the rules of the New York Stock Exchange ("Stock Exchange"), a broker non-vote generally occurs when beneficial owners have not provided their brokers with voting instructions with respect to matters deemed "non-routine" by the Stock Exchange. The election of directors, the amendment and restatement of the 1992 Plan and the ratification of the selection of auditors are considered routine matters. Accordingly, brokers have the authority to vote on such proposals when they have not received instructions from beneficial owners. The stockholder proposal, if presented at the Annual Meeting, is considered a "non-routine" matter and brokers will be prohibited from voting shares held for beneficial owners on such proposal, without specific instructions from such beneficial owners. Accordingly, broker non-votes will not affect the vote on the stockholder proposal.

    A stockholder of record may revoke a proxy by filing an instrument of revocation with William C. Mutterperl, Secretary of Fleet (One Federal Street, Boston, Massachusetts 02211), by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

    The following table contains information as to the only persons known to the Corporation to be beneficial owners of more than five percent of the outstanding Common Stock as of the Record Date. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("Commission"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                                    Amount and Nature       Percent of
Name and Address of Beneficial Owner                             of Beneficial Ownership      Class
--------------------------------------------------------------   -----------------------    ----------
KKR Associates(1).............................................             26,385,890(1)      9.81%(1)
 9 West 57th Street
 New York, NY 10019
FMR Corp.(2)..................................................             24,790,444(2)      9.45%(2)
 82 Devonshire Street
 Boston, MA 02109
The Capital Group Companies, Inc. (3).........................             14,914,420(3)      5.68%(3)
 333 South Hope Street
 Los Angeles, CA 90071

------------
(1) KKR Associates, which was organized by Kohlberg Kravis Roberts & Co. ("KKR"), a private investment firm, as the general partner of each of Whitehall Associates, L.P. and KKR Partners II, L.P. (the "Partnerships"), filed an amended and restated Schedule 13D with the Commission on January 3, 1996, stating that it, together with the Partnerships, beneficially owned 19,885,890 shares of Common Stock and rights to purchase 6,500,000 shares of Common Stock (the "Rights") as of December 31, 1995. The total number of shares of Common Stock represented by such Common Stock and Rights is 26,385,890 shares (after giving effect to the exercise of the Rights). KKR Associates is a New York limited partnership consisting of Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, Saul A. Fox, James H. Greene, Jr., Michael T. Tokarz, Perry Golkin, Clifton S. Robbins, Scott M. Stuart and Edward A. Gilhuly as general partners, and certain past and present employees of KKR and partnerships and trusts for the benefit of the families of the general partners and employees of KKR and a former general partner of KKR, as limited partners. KKR, KKR Associates, the Partnerships and Messrs. Kravis, Raether, Tokarz, Golkin, Robbins and Stuart have an address of 9 West 57th Street, New York, New York 10019. Messrs. Roberts, MacDonnell, Michelson, Fox, Greene and Gilhuly have an address of 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025. KKR Associates has sole voting and investment power for the Partnerships.

(2) FMR Corp. ("FMR") filed a Schedule 13G with the Commission dated February 14, 1996 stating that FMR is a beneficial owner of 24,790,444 shares of Common Stock as a result of various of its subsidiaries and affiliates providing investment advisory and management services, and has sole voting power with respect to 1,059,489 of the shares, shared voting power with respect to 25,960 of the shares, sole dispositive power with respect to 24,761,485 of the shares, and shared dispositive power with respect to 25,960 of the shares.

(3) The Capital Group Companies, Inc. ("The Capital Group") filed a Schedule 13G with the Commission dated February 9, 1996 stating that The Capital Group is a beneficial owner of 14,914,420 shares of Common Stock as a result of its subsidiaries and affiliates providing investment advisory and management services, and has sole voting power with respect to 2,916,670 of the shares and sole dispositive power with respect to 14,914,420 of such shares.

                             ELECTION OF DIRECTORS

    As of the date hereof, the Fleet Board consists of 20 persons. The Fleet Board is divided into three classes, with each class serving staggered terms of three years, so that generally only one class is elected in any one year. Seven directors are to be elected at the Annual Meeting to serve until the 1999 Annual Meeting and until their respective successors are elected and have qualified. Such nominees are Paul J. Choquette, Jr., Bernard M. Fox, Robert M. Kavner, Thomas D. O'Connor, Michael B. Picotte, John S. Scott and Paul R. Tregurtha. In addition, in connection with the merger ("Shawmut Merger") of Shawmut National Corporation ("Shawmut") with Fleet, three of the directors elected to serve for terms expiring in 1997 and 1998, respectively, filled vacancies on the Fleet Board resulting from increases in the size of their respective classes. Under Rhode Island law, such directors must stand for re-election at the Annual Meeting. Accordingly, Robert J. Matura is nominated for election at the Annual Meeting to serve until the 1997 Annual Meeting, and Stillman B. Brown and Lois
D. Rice are nominated for election at the Annual Meeting to serve until the 1998 Annual Meeting, in each case until their respective successors are elected and have qualified. Directors are elected by the affirmative vote of a majority of Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Annual Meeting when a quorum is present.

    Each of the nominees for director is presently a director of Fleet. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Fleet Board. The Fleet Board has no reason to believe that any of the nominees will be unavailable for election.

              THE FLEET BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                           FOR ELECTION AS DIRECTORS.

                             Nominees for Director


   Nominee, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1999

                        President, Gilbane Building Company

[Director Photo]        A graduate of Brown University and Harvard Law School, Mr. Choquette
                        has been President and director of Gilbane Building Company, a building construction company, since 1981 after having served as
                        Executive Vice President since 1975. He was elected to the Fleet Board
Paul J. Choquette, Jr.  in 1982. Mr. Choquette is Chairman of the Board of Directors of
          57            Gilbane Properties, Inc., a real estate development and management
 Executive Committee;   company, a director of Carlisle Corporation and The Rhode Island
         Risk           Foundation and a trustee of Eastern Utilities Associates. He is also a
 Management Committee   trustee emeritus of Brown University, a director of the National
                        Conference of Christians and Jews, a member of the President's Council of Providence College and an immediate past President and member of
                        Narragansett Council, Boy Scouts of America.



   Nominee, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1999

                        Chairman, President and Chief Executive Officer, Northeast Utilities

[Director Photo]        Mr. Fox has served as Chairman, President, Chief Executive Officer and a trustee of Northeast Utilities System since August 1995. From July
                        1993 to July 1995, he served as President and CEO. Prior to that, he served as President and Chief Operating Officer and Financial Officer.
                        He is a director of The Dexter Corporation (specialties materials),
                        CIGNA Corporation, The Connecticut Business and Industry Association,
    Bernard M. Fox      the Institute of Nuclear Power Operations, Edison Electric Institute,
          53            Mount Holyoke College, the Institute of Living and Hartford Hospital.
   Risk Management      In addition, Mr. Fox is a fellow and founder of the American
      Committee         Leadership Forum. Mr. Fox became a director of Fleet in 1995 in connection with the Shawmut Merger, having served as a Shawmut director since 1993. Mr. Fox also served as a director of Fleet
                        National Bank of Connecticut (the former Shawmut Connecticut banking subsidiary) ("FNB-CT") from 1988 to 1994, and Fleet National Bank of
                        Massachusetts (the former Shawmut Massachusetts banking subsidiary)
                        ("FNB-MA") from 1992 to 1994.

                        Managing Director, Kavner & Associates

[Director Photo]        Mr. Kavner, elected to the Fleet Board in 1986, began Kavner &
                        Associates in August 1995, which provides consulting services to the communications and media industries. For the previous 12 months, Mr.
                        Kavner was an executive with Creative Artists Agency, Inc. From 1984 to 1994, Mr. Kavner held various positions at American Telephone and
   Robert M. Kavner     Telegraph ("AT&T"), including Senior Vice President and Chief
          52            Financial Officer since 1984. He became a member of AT&T's Executive
   Risk Management      Committee in 1989, and in 1993 was named Chief Executive Officer of
      Committee         the Multimedia Product and Services Group of AT&T. He previously was a partner of Coopers & Lybrand, an international accounting firm, for 10 years. A graduate of Adelphi University, Mr. Kavner is a director of
                        Ascent Entertainment, Inc., Earthlink, Inc. and City Search, Inc.

                        Chairman and Chief Executive Officer, Mohawk Paper Mills, Inc.

[Director Photo]        Elected a director of Norstar Bancorp Inc. ("Norstar") in 1984, Mr.
                        O'Connor joined the Fleet Board in 1988. He has been Chairman and
                        Chief Executive Officer of Mohawk Paper Mills, Inc., a paper
  Thomas D. O'Connor    manufacturer, since 1971. A Yale University graduate, he is a trustee
          65            of Siena College and Marvelwood School, a board member and past
 Human Resources and    Chairman of the Albany Medical Center, and a director of the Institute
  Planning Committee    of Paper Science and Technology and the American Forest and Paper
                        Association. Mr. O'Connor is a former board member of St. Gregory's
                        School for Boys and Emma Willard School.



   Nominee, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1999

                        Managing General Partner and Chief Executive Officer, The Picotte
                         Companies

[Director Photo]        Mr. Picotte, elected to the Fleet Board in 1989, is a Managing General
                        Partner and Chief Executive Officer of the real estate ownership and management entities comprising The Picotte Companies, Albany, New
                        York, having worked for such entities since 1970. A graduate of
                        Villanova University and the OPM Program of the Harvard University
  Michael B. Picotte    Graduate School of Business, Mr. Picotte serves on the board of
          48            directors of various educational and public service organizations,
 Vice Chairman, Risk    including The Center for Economic Growth and the Albany Institute of
Management Committee;   History and Art and is a Board member and past Chairman of St. Peter's
 Executive Committee    Hospital. Mr. Picotte has served on the Governor's Real Estate
                        Advisory Board of the State of New York and has served as a trustee of
                        WMHT-TV (PBS) and the College of St. Rose.

                        Retired Chairman, Richardson-Vicks Inc.

[Director Photo]        Mr. Scott, elected to the Fleet Board in 1983, retired as Chairman of
                        Richardson-Vicks Inc. and as a director of The Procter & Gamble
                        Company in 1987. He was President and Chief Executive Officer of
                        Richardson-Vicks Inc., a diversified health care and consumer products company, from 1975 until he was named Chairman in 1986. He was a
    John S. Scott       director of Richardson-Vicks Inc. from 1975 to 1987, and had been
          69            associated with that company and predecessor companies since 1950. A
   Human Resources      graduate of Brown University, Mr. Scott is a director of Fleet Bank, and Planning Committee  Fleet Bank of New York, N.A. (the former Shawmut New York banking subsidiary), Perkin-Elmer Corporation, The Stanley Works, and Creative
                        Products Resource, Inc., and a director emeritus and former Chairman of Cambridge Biotech Corporation ("Cambridge Biotech").

                        Chairman and Chief Executive Officer, Mormac Marine Group, Inc.;
                         Chairman, Moran Transportation Company

[Director Photo]        Mr. Tregurtha joined Mormac Marine Group (marine shipping) in 1988 and
                        Moran Transportation (tug/barge shipping) in July 1994. Prior to that, he had served as Chairman, President and Chief Executive Officer of
                        Moore McCormack Resources, Inc. (construction materials and oil and gas exploration). He is a director of Mormac Marine Group, a director
  Paul R. Tregurtha     and Vice Chairman of Interlake Holding Company and Lakes Shipping
          60            Company, Inc. (marine shipping) and a director of Brown & Sharpe
 Executive Committee;   Manufacturing Company and FPL Group, Inc. (Florida utilities). Mr.
 Human Resources and    Tregurtha is a trustee of Teachers Insurance and Annuity Association
  Planning Committee    of America and Cornell University. Mr. Tregurtha became a director of
                        Fleet in 1995, having served as a Shawmut director since 1987. Mr.
                        Tregurtha also served as a director of FNB-CT from 1979 to 1988.

   Nominee, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1998

                        President, Harcott Corporation

[Director Photo]        Before joining Harcott Corporation (formerly Harcott Associates), Mr.
                        Brown was Executive Vice President, Chief Financial Officer and a
  Stillman B. Brown     director of United Technologies Corporation, where he served in a
          62            variety of executive positions from 1978 to 1986. He is a director of
    Chairman, Risk      The Stanley Works, and former Chairman of the Board of Regents of the
      Management        University of Hartford. Mr. Brown became a director of Fleet in 1995,
 Committee; Executive   having served as a Shawmut director since 1987. Mr. Brown also served
      Committee         as a director of FNB-CT from 1979 to 1988.

                        Guest Scholar, The Brookings Institution

[Director Photo]        Mrs. Rice joined The Brookings Institution in 1991. From 1981 to 1991 she was a director and Senior Vice President of Government Affairs at
     Lois D. Rice       Control Data Corporation. She is a director of International
          63            Multifoods, McGraw Hill Companies, The Hartford Steam Boiler
   Audit Committee      Inspection and Insurance Company, Unum Corp. (insurance company), the
                        Center for Naval Analysis and the Public Agenda Foundation. Mrs. Rice
                        is a trustee of The Urban Institute and The Harry Frank Guggenheim
                        Foundation, and is a member of the President's Foreign Intelligence
                        Advisory Board. Elected a director of Shawmut in 1992, Mrs. Rice joined the Fleet Board in 1995 in connection with the Shawmut Merger.

Term Expiring in 1997

                        Chairman and Chief Executive Officer, Robert J. Matura Associates and
                         Treefort Fellows

[Director Photo]        Mr. Matura has held his present position since June 1992. From July
                        1988 to May 1992 he served as Chairman, President and Chief Executive
                        Officer of The William Carter Company (manufacturer of infants' and
   Robert J. Matura     childrens' apparel). From July 1986 through June 1988 he served, pro
          62            bono, as Chief Executive Officer and Chancellor of Sacred Heart
    Vice Chairman,      University. From March 1976 to June 1986 Mr. Matura was Chief
   Audit Committee      Executive Officer and Chairman of the Board of Warnaco, Inc. (an
                        international diversified apparel company). He is a director, investor and consultant at Unisa, Inc. (women's shoe manufacturer) and a director of EMI and Ed Mitchell's, Inc. (clothing retailer). Mr.
                        Matura is Chairman of the executive committee of the Board of Trustees and a trustee of Sacred Heart University and a regent of St. Peter's
                        College. Elected to the Fleet Board in 1995 in connection with the
                        Shawmut Merger, Mr. Matura served as a director of Shawmut and FNB-MA since 1992 and FNB-CT since 1984.

                         Directors Continuing in Office

  Director, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1997

                        President and Chief Executive Officer, William Barnet & Son, Inc.

[Director Photo]        Mr. Barnet became a director of Fleet in 1988, having served as a
                        Norstar director since 1984. He has been President and Chief Executive
 William Barnet, III    Officer of William Barnet & Son, Inc., a synthetic fiber processing
          53            company, since 1976, and is a graduate of Dartmouth College and its
 Executive Committee;   Amos Tuck School of Business Administration. Mr. Barnet serves on the
   Risk Management      boards of numerous civic and business entities, including the Palmetto
      Committee         Business Forum, the South Carolina Textile Manufacturers Association,
                        Spartanburg County Foundation and Converse College. Mr. Barnet also is a director of Spartan Mills.

                        Chairman and Chief Executive Officer, The Collins Group, Inc.

[Director Photo]        Mr. Collins is Chairman and Chief Executive Officer of The Collins
                        Group, Inc. Previously, Mr. Collins was President and Chief Executive
                        Officer of Quebecor Printing, (USA) Corp. Mr. Collins joined Quebecor
                        Printing, (USA) Corp in 1990. From 1986 to 1990 he served as President and Chief Executive Officer of Quebecor America, Inc. (printing). Mr.
                        Collins is an advisory board member of Pell Rudman Venture Partners
                        (investments), a board member of the National Association of Printers
   John T. Collins      and Lithographers, Vice Chairman of the board of trustees of Bentley
          49            College, and a trustee of Beth Israel Hospital and the Massachusetts
 Executive Committee;   Chapter of the Leukemia Society of America. Mr. Collins is also on the
 Human Resources and    advisory council of Junior Achievement of Northern New England. A
  Planning Committee    director of Shawmut since 1992, Mr. Collins was elected to the Fleet
                        Board in 1995 in connection with the Shawmut Merger. In addition, Mr.
                        Collins has served as a director of FNB-CT and FNB-MA since 1992 and
                        1987, respectively. In 1995, Mr. Collins was elected to serve as a director of each of Fleet Bank of Massachusetts, National Association
                        ("Fleet Bank-MA"); Fleet Bank, National Association ("Fleet Bank-CT");
                        and Fleet National Bank ("Fleet Bank-RI"). Mr. Collins serves on the
                        Executive Committee and Risk Management Committee for each of the five
                        Fleet banking subsidiaries referred to above.

                        Chairman, Kendell Holdings Inc.

[Director Photo]        Chairman since 1985 of Kendell Holdings Inc., a personal holding company, Mr. Kennedy was Chief Executive Officer and Publisher of the
                        Hudson (N.Y.) Register-Star, a daily newspaper, from 1956 to 1985.
                        Elected a director of Norstar in 1982, he joined Fleet's Board in
  Raymond C. Kennedy    1988. Mr. Kennedy is a graduate of Georgetown University. He is past
          67            President of the New York State Publishers Association, a former
   Audit Committee      member of the Governmental Relations Committee of the American
                        Newspaper Publishers Association, a former director of Jackson
                        Newspapers (New Haven, CT), former Chairman of the Board of Trustees of Olana Historic Preservation Site, a trustee and past Chairman of
                        Siena College, a Board member and past Chairman of the Columbia-Greene
                        Community College Foundation and a trustee of Columbia-Greene Memorial
                        Hospital.


  Director, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1997

                        President and Chief Executive Officer, Fleet Financial Group, Inc.

[Director Photo]        Mr. Murray joined Fleet Bank-RI in 1962 upon his graduation from
                        Harvard University. He became President of Fleet in 1978 and Chairman and Chief Executive Officer in 1982. On January 1, 1988, Mr. Murray
                        became President and Chief Operating Officer of Fleet and on September
                        20, 1988, he became Chairman, President and Chief Executive Officer of
   Terrence Murray      Fleet. In 1995 in connection with the Shawmut Merger, Mr. Murray
          56            became President and Chief Executive Officer. He has been a director
 Chairman, Executive    since 1976. Mr. Murray is a director of A.T. Cross Company, Allmerica
      Committee         Financial Corporation and The Stop & Shop Companies, Inc. ("Stop &
                        Shop"). He also serves as a trustee of Brown University and Rhode
                        Island School of Design.

                        President, Massachusetts General Hospital Corporation and Partners
                         Health Care System; Professor of Medicine, Harvard Medical School

[Director Photo]        Dr. Thier has held his present position since May 1994. Prior to that, he served as President of Brandeis University from 1991 to 1994. From
   Samuel O. Thier      1985 to 1991, Dr. Thier was President of the Institute of Medicine,
          58            National Academy of Sciences. He is a director of Merck & Company and
   Audit Committee      a trustee of Brandeis University, Johns Hopkins University and the
                        Museum of Science (Boston). Elected a Fleet director in 1995, Dr.
                        Thier served as a Shawmut director since 1994.

Terms Expiring in 1998

                        Chairman, Fleet Financial Group, Inc.

[Director Photo]        Mr. Alvord began his 33 year banking career in 1963 with Hartford
                        National Bank. He became an officer in 1965 and in 1978 was elected
                        President and a director of both the bank and its parent holding company, Hartford National Corporation ("Hartford National"). In 1986
    Joel B. Alvord      he was elected Chief Executive Officer and continued in that capacity
          57            through the merger of Hartford National and Shawmut Corporation into
 Executive Committee    Shawmut in 1988. With the Shawmut Merger in November 1995, Mr. Alvord
                        was named Chairman of Fleet. He has been active and has held leadership positions in numerous community, civic and industry organizations. Currently, he is a director of The Hartford Steam
                        Boiler Inspection and Insurance Company and Jobs for Massachusetts. He
                        also serves as a director of the Wadsworth Atheneum, The Wang Center for the Performing Arts and the Harvard Eating Disorders Center. He is
                        a member of the Museum of Fine Arts, Massachusetts Business Roundtable
                        and the Boston Symphony Orchestra. Mr. Alvord graduated from Dartmouth
                        College and received an MBA from the Amos Tuck School of Business
                        Administration in 1961.

  Director, Age and                                                Principal Occupation and
 Committee Membership                                                  Other Information
----------------------                                             ------------------------
Terms Expiring in 1998

                        Chairman, A.T. Cross Company

[Director Photo]        Mr. Boss, a graduate of the University of Rhode Island, joined A.T.
                        Cross Company, a manufacturer of writing instruments, in 1958, became
                        President in 1971 and was elected Chairman and Chief Executive Officer
   Bradford R. Boss     in 1979. In April 1993 Mr. Boss became Chairman of A.T. Cross Company.
          62            A former member of the Board of Governors of the American Stock
 Human Resources and    Exchange and a director of Bausch & Lomb, Inc., Mr. Boss also has
  Planning Committee    served as President and Chairman of the Writing Instrument
                        Manufacturers Association. He was elected to the Fleet Board in 1976.

                        Chairman and Chief Executive Officer, Textron Inc.

[Director Photo]        Elected to the Fleet Board in 1991, Mr. Hardymon joined Textron Inc., a diversified manufacturing company, in December 1989 as President and
                        Chief Operating Officer, at which time he was named to the Textron
  James F. Hardymon     Board of Directors. In 1992, he was elected Chief Executive Officer
          61            and, in 1993, was elected Chairman. From 1987 to 1989, Mr. Hardymon
   Chairman, Human      was President and Chief Operating Officer of Emerson Electric Co. Mr.
      Resources         Hardymon received his Bachelor's and Master's degrees in civil
     and Planning       engineering from the University of Kentucky. Mr. Hardymon has been a
      Committee;        Trustee of the University of Kentucky since 1991, and a director of
 Executive Committee    the Paul Revere Corporation since 1993.

                        Private Investor
[Director Photo]
                        A graduate of Harvard University, Mr. Milot has been a director of
   Arthur C. Milot      Fleet since 1976. He was President of Brewster Lumber Company, a
          63            supplier of building materials and household appliances, from 1969 to
 Executive Committee;   1986. Mr. Milot also served as a director of Fleet Bank-CT and Fleet
   Audit Committee      Bank-MA from 1994 to 1995, and Fleet Bank-RI from 1969 to 1995.

                        Chairman, Riedman Corporation

[Director Photo]        Mr. Riedman, named a director of Norstar in 1985, was President of
                        Riedman Corporation, which is engaged in the property and casualty insurance marketing and real estate development businesses, for 25 years until he became Chairman in 1991. He became a director of Fleet
   John R. Riedman      in 1988. Mr. Riedman serves as a director and past Chairman of the
          67            Rochester Museum and Science Center, Treasurer and past Chairman of
   Chairman, Audit      the Rochester Chamber of Commerce and Chairman of the Monroe County
      Committee         Airport Advisory Committee. He is a trustee of St. John Fisher College and of Genesee Hospital. He is a member of the National Association of
                        Surety Bond Producers and a member of the Nominating Committee of the
                        United Way of Rochester.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS
                             AND COMMITTEES THEREOF

Meetings and Committees

    During the year ended December 31, 1995, the Fleet Board met ten times. During 1995, committees of the Board met as follows: the Executive Committee met twice, the Audit Committee met four times, the Human Resources and Planning Committee met four times, and the Risk Management Committee met five times. In 1995, a majority of the directors (15) attended 100 percent of the aggregate of the meetings of the Fleet Board and its committees on which they served, and all Fleet Board members attended more than 75 percent of such meetings, except for Dr. Thier who attended one of the two Fleet Board meetings held in 1995 following his election as a director. No meetings of the Audit Committee (the only committee on which Dr. Thier serves) were held in 1995 following the Shawmut Merger.

    The Executive Committee generally has the power to exercise the power of the full Fleet Board during intervals between meetings of the Fleet Board. The Audit Committee oversees the scope of Fleet's internal auditing, the independence of the outside auditors, the adequacy of Fleet's system of internal accounting controls and procedures and the adequacy of management's action with respect to recommendations thereon by Fleet's auditors. The Audit Committee is also responsible for oversight of Fleet's regulatory compliance. The Human Resources and Planning Committee is responsible for human resources policies and systems, compensation and benefit plans (including management bonuses and equity-based awards), officer appointments, succession planning and other matters. The Human Resources and Planning Committee also annually reviews and makes recommendations to the Fleet Board for the adoption of a strategic plan, reviews management's plans for integrating acquired entities and monitors implementation, and reviews significant organizational changes and restructurings. The Risk Management Committee is responsible for certain corporate risk areas including loan review, credit administration and asset and liability management.

    The Fleet Board has no nominating committee, as the Fleet Board as a whole studies the qualifications and recommends to the stockholders the election of directors of Fleet. A stockholder may nominate a person for election as a director by complying with Section 3.15 of the Fleet By-laws, which provides that advance notice of a nomination must be delivered to Fleet, which notice must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of such By-law provision may be obtained upon written request directed to the Secretary of Fleet.

Compensation of Directors

    Members of the Fleet Board receive an annual retainer which, as of December 20, 1995, was increased from $25,000 to $40,000, 25% of which is subject to mandatory deferral into a phantom stock account maintained pursuant to deferred compensation agreements between Fleet and its non-employee directors. Effective December 20, 1995, directors also are paid an attendance fee of $1,500 for each Fleet Board meeting attended and $1,000 for each telephonic meeting. Committee members receive $1,000 per committee meeting attended and $750 for each telephonic meeting. All committee chairmen are paid an additional retainer of $5,000 per year. Fees are not paid to directors employed by Fleet.

    As noted above, a non-employee director is required to defer at least 25% (currently, $10,000) of his or her annual retainer into a phantom stock account. All or a portion of a director's remaining annual retainer and meeting fees is eligible for deferral, at the director's election, into the phantom stock account or a fixed rate account, or a combination thereof. Both the phantom stock account and the fixed rate account are maintained for bookkeeping purposes only. The phantom stock account does not represent actual shares of Common Stock. The value of a director's phantom stock account will increase (or decrease) based on the appreciation (or depreciation) of Common Stock (including the payment of dividends). The rate of return on a director's fixed rate account is determined by reference to Fleet's Savings Plan Fixed Rate Fund, plus 2%. For 1995, the rate applicable to the fixed rate account was 8.75%. Generally, payments from a director's deferred compensation account may not be made until termination of service as a director, and then only in cash. The right to receive future payments under Fleet's deferred compensation arrangements with its non-employee directors is an unsecured claim against the general assets of the Corporation.

    In connection with Fleet's acquisition of Norstar in 1988, Fleet assumed the Supplemental Compensation Plan for former Norstar directors, which provides that, under certain circumstances, Fleet will pay to, or in respect of, each eligible director of Fleet who was previously a Norstar director, upon death or termination of service as a director, 40 quarterly payments of $5,000 each ($200,000), commencing on the first day of the first calendar quarter following the calendar quarter of death or termination of service as a director. William Barnet, III, Raymond C. Kennedy, John R. Riedman and Thomas D. O'Connor were each previously Norstar directors.

    Fleet also maintains a retirement plan ("Retirement Plan") for all of its directors who are not former Norstar directors (the "Qualified Directors"). Under the Retirement Plan, each Qualified Director (who is not also a Fleet employee) is entitled to participate after he or she has served on the Fleet Board for at least five years. The Retirement Plan provides that each Qualified Director is credited with $20,000 for each year of service up to a maximum of 10 years or $200,000. Generally, a Qualified Director may not collect under the plan until he or she retires from the Fleet Board, but in no event before his or her 65th birthday. For purposes of the Retirement Plan, each Qualified Director who was previously a Shawmut director is credited with his or her years of service on the Shawmut Board of Directors ("Shawmut Board"), or any subsidiary or predecessor.

    In connection with the Shawmut Merger, Fleet assumed the Shawmut 1989 Non-Employee Directors' Restricted Stock Plan (the "Directors' Stock Plan"), which was previously approved by the Shawmut stockholders for non-employee members of the Shawmut Board. In assuming the Directors' Stock Plan, the Fleet Board has prohibited any future awards under the plan. The terms of the Directors' Stock Plan will continue to apply to any outstanding shares of Fleet restricted stock held by former Shawmut directors continuing on the Fleet Board.

    In connection with the Shawmut Merger, Fleet succeeded to Shawmut's obligations under an irrevocable trust agreement which holds life insurance policies on the lives of the members of the former Shawmut Board, including the former Shawmut directors continuing on the Fleet Board, and cash sufficient to cover future premium costs. The policies fund the Shawmut Charitable Giving Program which was established in 1995 to provide support to charitable institutions and to attract and retain qualified directors. Each director is permitted to recommend up to three tax-exempt charities to receive contributions. Upon each director's death, annual contributions will be made for a period of ten years to the tax-exempt charity or charities recommended by such director; the amount of such annual contribution, in the aggregate, will be $100,000. Directors derive no financial benefit from the program. The current Fleet directors participating in the program are Joel B. Alvord, Stillman B. Brown, John T. Collins, Bernard M. Fox, Robert J. Matura, Lois D. Rice, Samuel
O. Thier and Paul R. Tregurtha.

                     BENEFICIAL OWNERSHIP BY DIRECTORS AND
           EXECUTIVE OFFICERS OF EQUITY SECURITIES OF THE CORPORATION

    The following table shows the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned as of the Record Date by the current directors, the Named Executive Officers (as defined under "Compensation of Executive Officers"), Mr. Overstrom and all directors and executive officers as a group.

    No director or executive officer of the Corporation beneficially owns any equity security of the Corporation other than Common Stock, except John T. Collins, Robert J. Matura and Lois D. Rice. Directors Collins and Rice own 10,000 and 1,000 depositary shares, respectively, of the Corporation's 9.35% Cumulative Preferred Stock; and Directors Matura and Rice own 1,000 and 124 depositary shares, respectively, of the Corporation's 9.30% Cumulative Preferred Stock.


Name of Individual                                                     Amount and Nature     Percent
  or Identity of                                                         of Beneficial          of
      Group                                                            Ownership(1)(2)(3)    Class(4)
--------------------------------------------------------------------   ------------------    --------
Joel B. Alvord......................................................          481,690           .18%
William Barnet, III.................................................           10,117            *
Bradford R. Boss....................................................           14,476            *
Stillman B. Brown...................................................           20,011            *
Paul J. Choquette, Jr...............................................            8,156            *
John T. Collins.....................................................           35,062           .01%
Bernard M. Fox......................................................            4,507            *
James F. Hardymon...................................................            3,446            *
Robert M. Kavner....................................................            3,240            *
Raymond C. Kennedy..................................................           20,564            *
Robert J. Matura....................................................            9,115            *
Arthur C. Milot.....................................................          239,610           .09%
Terrence Murray.....................................................          446,481           .17%
Thomas D. O'Connor..................................................           25,808            *
Michael B. Picotte..................................................           30,243           .01%
Lois D. Rice........................................................            3,865            *
John R. Riedman.....................................................          363,222           .14%
John S. Scott.......................................................           12,582            *
Samuel O. Thier.....................................................              252            *
Paul R. Tregurtha...................................................           23,597            *
Robert J. Higgins...................................................          204,753           .08%
Gunnar S. Overstrom, Jr.............................................          341,899           .13%
H. Jay Sarles.......................................................          272,468           .10%
Michael R. Zucchini.................................................          165,761           .06%
Eugene M. McQuade...................................................           63,384           .02%
All directors and executive officers as a group (32 persons)........        3,164,883          1.20%

------------

(1) Amounts shown include 312,375, 213,500, 115,000, 202,522, 131,000, 115,200,
    42,200 and 265,151 shares, respectively, that may be acquired by Messrs. Alvord, Murray, Higgins, Overstrom, Sarles, Zucchini and McQuade, and all other directors and executive officers as a group, within 60 days of the Record Date pursuant to employee stock options.

(2) Amounts shown include 26,279, 15,347, 25,475, 17,776, 3,468, 1,172, and
    3,864 shares, respectively, allocated to the accounts of Messrs. Alvord, Higgins, Overstrom, Sarles, Zucchini and McQuade, and all other executive officers as a group, in the Common Stock funds held in trust under the Fleet Savings Plan and the Fleet Thrift Plan (formerly, the Shawmut Thrift Plan). Mr. Murray transferred the balance of his account in the Fleet Savings Plan Common Stock fund (40,846 shares) to an individual retirement account prior to the Record Date. Such shares are reflected in the table for Mr. Murray.

(3) Amount shown for Mr. Overstrom includes 2,765 shares held in the names of his wife and children.

(4) For purposes of this calculation, the number of shares of Common Stock deemed to be outstanding includes shares that may be issued to Fleet's directors and executive officers upon conversion of other securities of Fleet on or prior to May 3, 1996.

 * Less than .01%

                     HUMAN RESOURCES AND PLANNING COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Overview. The Human Resources and Planning Committee is composed entirely of 6 independent non-employee members of the Fleet Board who initiate all compensation actions for the Chief Executive Officer ("CEO") and review and approve the compensation for all executive officers.

    Fleet's executive compensation program is designed to attract and retain high quality and experienced executives who are motivated to enhance shareholder value. In 1995, the Committee's compensation decisions with respect to the CEO and the 4 other most highly compensated executive officers as defined in the Summary Compensation Table (the "Named Executive Officers") continued to be driven by Fleet's strategy to place considerable emphasis on variable compensation, in the form of performance-based bonuses and equity awards, in order to link the Named Executive Officers' pay closely with the interests of Fleet's shareholders. Seventy to seventy-five percent (70%-75%) of the total compensation opportunity for the Named Executive Officers (and a significant portion for other senior executive officers) is in at-risk annual bonus and equity-based components. Fleet's goal is to ensure a pay-for-performance linkage and to produce total pay for the Named Executive Officers at the median of the compensation paid to executives in comparable positions for comparable performance at the 25 largest (as determined by asset size) domestic banks (the "Peer Group"). This is the group used for the Stock Performance Graph. Fleet reviews a variety of survey sources reflecting current pay practices at large financial institutions with respect to all executive officers.

    The exact amounts paid to each of the executive officers in the form of base salary, short- and long-term incentive awards, are discretionary based on the Committee's assessment of certain quantitative and qualitative factors. In 1995, the Committee considered primarily: (1) Fleet's performance in 1995, as measured by Return on Equity ("ROE"), Net Income and Return on Assets ("ROA") (with allowances for the effects of the Shawmut Merger and certain other key strategic decisions); (2) the Shawmut Merger and the effective implementation of consolidation plans; (3) the successful negotiations resulting in an agreement to purchase National Westminster Bancorp; and (4) overall performance as it related to Fleet's financial goals and strategic objectives, including the strengthening of Fleet's capital structure through the repurchase of the Fleet Mortgage Group minority interest, the exchange of the ownership interest with KKR, and strong loan growth. The Committee also considered the level of compensation being paid to the named executive officers in the Peer Group at comparable performance levels. The Committee has retained the discretion to assign relative weights to these factors as it deems appropriate and, in 1995 (as in past years), no relative weights were assigned. The CEO makes recommendations to the Committee for the Named Executive Officers, other than the CEO, as well as certain other executives, which the Committee approved.

    The Committee reviews information contained in Peer Group proxy statements and the results of a variety of surveys and studies regarding actual and anticipated compensation trends to determine competitive ranges of Peer Group compensation. The Committee believes that 1995 salaries for Fleet's Named Executive Officers remain above the median of base salaries. Bonus awards paid to the Named Executive Officers and equity-based awards granted were at approximately the median of bonus and long-term awards, respectively, awarded to the named executive officers in the Peer Group for the prior year.

    It is Fleet's policy to seek maximum tax deductibility of compensation costs related to its Named Executive Officers to the extent permitted under Section 162(m) of the Internal Revenue Code and consistent with the achievement of the above stated objectives.

Executive Compensation Program. Fleet's executive compensation program consists of three primary components:

    Base Salary. The base salary of each executive officer (including the CEO) is set at an amount within an established salary range that reflects the executive's position, duties and level of responsibility. The salary ranges consist of minimum and maximum levels distributed around an average of base salaries paid to executives who hold substantially similar positions within the Peer Group. The base salary level for certain executives is reviewed every 18 months and may be adjusted based on position within the salary range, individual performance and/or change in duties or level of responsibility.

    Annual Incentive. Fleet's executive bonus plans support the compensation objective of paying for performance that increases shareholder value by providing for bonuses under the plans only if Fleet achieves specified target levels of ROE and Net Income.

    (1) NEO Bonus Plan. The Named Executive Officer Bonus Plan permits the Committee to award bonuses to the Named Executive Officers only if certain performance goals related to Net Income and ROE are achieved for a particular year. On the basis of Fleet's performance in 1995 (excluding the effects of the Shawmut Merger and other extraordinary charges, as required by the Plan), the maximum bonus awards allowed under the plan to the CEO and to each of the other Named Executive Officers were $1,911,250 and $955,625, respectively. The Committee retains the discretion to decrease (but not increase) such bonus award amounts.

    (2) Management Bonus Plan. Fleet's executive officers (except for the Named Executive Officers) and certain other employees are eligible to participate in the Management Bonus Plan, which provides for a bonus pool that is based on Fleet's performance in achieving pre-established target levels of ROE (50% of the bonus pool) and Net Income (20% of the bonus pool). The remaining 30% of the bonus pool is discretionary. The bonus ranges are intended to result in actual bonus payments that are at the median of bonuses paid to executives in comparable positions for comparable performance within the Peer Group.

    Long-Term Incentive. Long-term incentive awards which include qualified and non-qualified stock options, stock appreciation rights and restricted stock awards, act as a retention tool and link the executive officers' opportunity for financial reward with that of the shareholders, and ensure that short-term performance is adequately balanced with the achievement of longer-range objectives which are in the best interests of the shareholders. The Committee's decisions are made without regard to the amount or terms of options and restricted stock already held by the executive officers, either individually or as a group.

    Stock options are awarded at the fair market value on the date of the grant, so that gains for the executive officers are comparable to those of a shareholder purchasing a share of Common Stock on the same date. Generally, options vest in 20% annual increments, beginning on the first anniversary of the date of grant, and expire in not more than 10 years. Option awards are intended to be at the median of option awards granted to executives in comparable positions within the Peer Group. The Committee, in approving recommended stock option awards, consulted with outside advisors and Fleet's Human Resources staff. The Committee did not award any stock appreciation rights in 1995 and approved the cancellation of all outstanding SARs previously granted to Fleet's executive officers. The cancellation was effective as of December 31, 1995.

CEO Compensation

    In 1995, Fleet's most highly compensated Named Executive Officer was Terrence Murray, President and Chief Executive Officer. The Committee reviewed Mr. Murray's performance and determined that he met or exceeded all of his 1995 objectives. The Committee also discussed 1996 business objectives for Mr. Murray.

    Mr. Murray's compensation for 1995 includes a base salary at the same level as in 1994 and a bonus in the amount of $1,900,000. The Committee exercised its judgment in determining the amount of Mr. Murray's award and took into account the quantitative and qualitative factors cited in this report, with particular emphasis on the consolidation of Shawmut into Fleet, the merger agreement with NatWest and the Corporation's overall financial performance in 1995. Mr. Murray was not present during any Committee or Board discussions concerning his compensation. The Committee's decision was endorsed unanimously by the Fleet Board.

    Mr. Murray was granted options to purchase 150,000 shares of Common Stock, effective on the Shawmut Merger closing date of November 30, 1995. The Committee's decision with respect to this award followed the same principles as those described for executive officers generally.

    The Committee believes that Mr. Murray's total compensation package for 1995 will remain slightly above the median of total compensation awarded to chief executive officers within the Peer Group based on information regarding compensation trends in the Peer Group, which has been obtained via surveys, outside consultants and historical data.

      Submitted by members of the Human Resources and Planning Committee.

Prior to November 30, 1995                        November 30, 1995
John S. Scott (Chairman)                          James F. Hardymon (Chairman)
Bradford R. Boss                                  Bradford R. Boss
James F. Hardymon                                 John T. Collins
Arthur C. Milot                                   Thomas D. O'Conner
Thomas D. O'Connor                                John S. Scott
                                                  Paul R. Tregurtha



                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on the Common Stock (assuming $100 was invested on December 31, 1990, and all dividends were reinvested) against the cumulative total return of the S&P Composite-500 Stock Index, the Keefe, Bruyette & Woods ("KBW") Eastern Region Bank Index and the top 25 (based on asset size) domestic banks (the "Peer Group"), excluding Fleet, for the five fiscal years ended December 31, 1995. The financial institutions which comprise the Peer Group are Citicorp, BankAmerica Corporation, NationsBank Corporation, J.P. Morgan & Co. Incorporated, Chemical Banking Corporation, First Union Corporation, First Chicago NBD Corporation, The Chase Manhattan Corporation, Bankers Trust New York Corporation, Bank One Corporation, PNC Bank Corp., Norwest Corporation, Key Corp., First Interstate Bancorp, The Bank of New York Company, Inc., Wells Fargo & Company, Bank of Boston Corporation, SunTrust Banks, Inc., Wachovia Corporation, Republic New York Corporation, Barnett Banks, Inc., Mellon Bank Corporation, National City Corporation, and Comerica Incorporated. The returns of each of these corporations have been weighted according to their market capitalization at the beginning of each year presented. National City Corporation and Comerica Incorporated now are included within the Peer Group (based on asset size). Neither NBD Bancorp, Inc. nor First Fidelity Corporation are included in the Peer Group, having merged with entities included above.


                          [Stock Performance Graph]

--------------------------------------------------------------------------------
                        1990      1991     1992      1993      1994      1995
--------------------------------------------------------------------------------

Fleet Financial         $100      $235     $318      $334      $338      $445
S&P 500                  100       130      140       155       156       211
KBW Eastern              100       178      245       252       236       392
Peer Group               100       165      215       235       224       356
--------------------------------------------------------------------------------

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation.

    The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Fleet, as determined by the compensation paid by Fleet during 1995 (Messrs. Higgins, Sarles, Zucchini and McQuade; together with Mr. Murray, the "Named Executive Officers"). In addition, as supplemental information, the table shows the amount paid by Shawmut (prior to the Shawmut Merger) and Fleet (after the Shawmut Merger) to Messrs. Alvord and Overstrom during 1995.

                               Summary Compensation Table

                               Annual Compensation                              Long-Term Compensation
                            -------------------------                --------------------------------------------
                                                                               Awards                   Payouts
                                                                     --------------------------        ----------
                                                          Other       Restricted    Securities
Name and                                                  Annual        Stock       Underlying            LTIP          All Other
Principal                    Salary          Bonus     Compensation    Award(s)    Options/SARs         Payouts        Compensation
Position              Year     ($)            ($)         ($)(2)      ($)(3)(4)       (#)(5)              (#)           ($)(9)(10)
-----------------     ----  ---------     -----------  ------------  ------------  ------------        ----------      ------------
Terrence Murray...... 1995   $992,200      $1,900,000      --             --          150,000              --            $154,909
 President and        1994    993,936(1)    1,400,000      --         $ 1,160,156     100,000              --              86,967
 Chief Executive      1993    902,000         990,000      --             --           90,000              --              67,622
 Officer

Joel B. Alvord....... 1995    893,000       1,710,000  $1,430,588         --          250,986(6)       $2,335,800(8)        6,750
 Chairman
Robert J. Higgins.... 1995    524,999         725,000      --             --           60,000              --              74,791
 Vice Chairman        1994    524,999         600,000      75,276         556,875      45,000              --              40,632
                      1993    505,769         350,000      --             --           40,000              --              37,946
Gunnar S.
Overstrom, Jr........ 1995    525,000         725,000   1,192,385         --          126,915(7)        1,241,117(8)        6,264
 Vice Chairman
H. Jay Sarles........ 1995    524,999         725,000      --             --           60,000              --              91,851
 Vice Chairman        1994    524,999         550,000      --             556,875      45,000              --              55,135
                      1993    512,692         350,000                     --           40,000              --              43,343
Michael R. Zucchini.. 1995    524,999         725,000      --             --           60,000              --              63,275
 Vice Chairman        1994    524,999         600,000      --             556,875      45,000              --              38,867
                      1993    510,769         350,000                     --           40,000              --              30,503
Eugene M. McQuade.... 1995    374,999         575,000      --             --           50,000              --              41,836
 Executive Vice       1994    358,654         500,000      --             556,875      45,000              --              23,585
 President and        1993    330,769         300,000                     --           35,000              --              20,451
 Chief Financial
 Officer

------------
 (1) The discrepancy between Mr. Murray's approved base salary for 1994 ($992,200) and the amount paid in 1994 ($993,936) is the result of Fleet's payroll practice of paying employees on a bi-weekly basis.

 (2) Perquisites and other personal benefits paid to each of the Named Executive Officers in each instance aggregated less than $50,000, except for Mr. Higgins, and are omitted from the table as permitted by Commission regulations. The amount reported for Mr. Higgins includes a relocation expense and moving allowance in 1994 aggregating $60,157. $1,397,913 and $1,168,377, respectively, of the amounts reported for Messrs. Alvord and Overstrom represent payments or reimbursements of tax liabilities imputed to the executive officers in connection with Shawmut's funding of certain non-qualified retirement and insurance plans. Funding was required under the plans' change in control provisions as a result of the Shawmut Merger, and included the purchase of guaranteed annuity contracts and fully paid executive life insurance for benefits earned by the executive officers under the plans, but did not include any cash payments to the executive officers.

 (3) In September 1994, Fleet awarded performance-based restricted stock to each of the Named Executive Officers under the 1992 Plan. In accordance with the terms of the awards, the restrictions on transfer will lapse, if at all, only if cumulative earnings per share growth, measured over a three-year period, exceeds a threshold target. To the extent cumulative earnings per share growth exceeds the threshold, each executive officer will vest in a percentage of the shares awarded, ranging from 40% to 100%. The amount and year-end value of the performance-based restricted stock awarded in 1994 under the 1992 Plan, based on a December 31, 1995 closing market price of the Common Stock of $40.75, are: Mr. Murray, 31,250 and $1,273,438; and each of Messrs. Higgins, Sarles, Zucchini and McQuade, 15,000 and $611,250. Dividends will be paid on the shares of performance-based restricted stock if, and to the extent, dividends are paid on Common Stock generally. If a change in control were to occur, the performance-based restricted stock would immediately vest in full.

 (4) In December 1991, Fleet awarded shares of restricted stock to Messrs. Murray and Zucchini under Fleet's Amended and Restated 1988 Stock Option and Restricted Stock Plan (the "1988 Plan"). In accordance with the terms of the awards, the restrictions on

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) fifty percent of the stock lapsed as of January 1, 1995 as a result of the performance of the Common Stock during 1994. The number and year-end value of the remaining fifty percent of the restricted stock shares awarded in 1991 under the 1988 Plan, based on a December 31, 1995 closing market price of the Common Stock of $40.75 per share, are: Mr. Murray, 25,000 and $1,018,750; and Mr. Zucchini, 12,500 and $509,375. Messrs. Higgins and Sarles were not awarded any restricted stock in 1991. In December 1992, Fleet awarded shares of restricted stock to Messrs. Higgins and Sarles under the 1992 Plan. Mr. McQuade, who did not join Fleet until January 1992, was not awarded any restricted stock in 1992. The awards provide that the restrictions will lapse on January 1, 1998 if the executive remains in the continuous employ of Fleet. The number and year-end value of the shares of restricted stock awarded in 1992 under the 1992 Plan, based on a December 31, 1995 closing market price of the Common Stock of $40.75 per share, are: Mr. Higgins, 15,000 and $611,250; and Mr. Sarles, 20,000 and $815,000. Dividends will be paid on the shares of restricted stock if, and to the extent, dividends are paid on Common Stock generally. If a change in control were to occur, the restricted stock would immediately vest in full.

 (5) SARs granted in tandem with stock options awarded prior to 1994 to the Named Executive Officers were cancelled as of December 31, 1995. Stock options granted in 1994 and 1995 under the 1992 Plan did not include tandem SARs. Stock options granted by Shawmut to Messrs. Alvord and Overstrom in 1995 prior to the Shawmut Merger did not include tandem SARs.

 (6) Includes 115,986 options granted by Shawmut prior to the Shawmut Merger. This number has been adjusted to reflect the conversion ("Conversion") of each share of Shawmut common stock into .8922 shares of Common Stock.

 (7) Includes 66,915 options granted by Shawmut prior to the Shawmut Merger. This number has been adjusted to reflect the Conversion.

 (8) Represents payment of the performance equity awards granted under the Shawmut performance equity plan in 1995 and 1994, inclusive of dividend equivalent units accrued from the date of grant. Under the terms of the original grant, the maturation of performance equity share units and dividend equivalent units was contingent upon corporate performance. See "Long-Term Incentive Plan--Awards in Last Fiscal Year." Under the plan, all restrictions on outstanding performance equity share units lapsed upon a change in control of Shawmut which occurred when the holders of Shawmut common stock approved the Shawmut Merger.

 (9) 1995 amounts for the Named Executive Officers represent: (a) contributions by Fleet under Fleet's Savings Plan or amounts accrued under Fleet's Executive Supplemental Plan: Mr. Murray, $59,540; Mr. Higgins, $31,512; Mr. Sarles, $31,512; Mr. Zucchini, $31,512; and Mr. McQuade, $22,501; (b) term life insurance premiums paid by Fleet on behalf of each of the following executive officers (the executives have the option of applying these payments to whole life policies): Mr. Murray, $25,718; Mr. Higgins, $8,007; Mr. Sarles, $8,007; Mr. Zucchini, $7,333; and Mr. McQuade, $3,996; (c) an interest-free loan in the amount of $100,000 provided to Mr. Sarles in 1992 which provided a benefit of $289 to Mr. Sarles in 1995 based on the applicable federal rate in effect on the date of issuance of such loan; and
     (d) preferential earnings on deferred compensation: Mr. Murray, $69,651; Mr. Higgins, $35,272; Mr. Sarles, $52,043; Mr. Zucchini, $24,430; and Mr. McQuade, $15,339. Mr. Sarles repaid his loan on January 13, 1995 (see "Other Information Relating to Directors, Nominees and Executive Officers-- Indebtedness and Other Transactions").

(10) 1995 amounts for Messrs. Alvord and Overstrom represent (a) Shawmut matching contributions to employees' thrift plan: Mr. Alvord, $5,400; and Mr. Overstrom, $5,400; and (b) aggregate insurance premiums (executive group life and split-dollar life policies): Mr. Alvord, $1,350; and Mr. Overstrom $864.

                     Option/SAR Grants in Last Fiscal Year

    The following table contains information concerning the grant of stock options made during the fiscal year ended December 31, 1995 to the Named Executive Officers and Messrs. Alvord and Overstrom.

                                             Individual Grants
                        ------------------------------------------------------------    Potential Realizable
                                           Percent                                              Value
                         Number of         of Total                                    at Assumed Annual Rates
                         Securities      Options/SARs                                      of Stock Price
                         Underlying       Granted to                                        Appreciation
                        Options/SARs      Employees       Exercise or                    for Option Term(5)
                          Granted         in Fiscal       Base Price      Expiration   -----------------------
    NAME                    (#)           Year(3)(4)        ($/sh)           Date      AT 5% ($)    AT 10% ($)
----------------------- ------------     ------------     -----------     ----------   ----------   ----------
Terrence Murray........    150,000(1)        2.45%          $ 41.38         11/29/05   $3,904,474   $9,893,224
Joel B. Alvord.........    135,000(1)        2.20%            41.38         11/29/05    3,514,026    8,903,902
                           115,986(2)        7.55%            23.40(2)       2/09/05    1,707,270    4,325,910
Robert J. Higgins......     60,000(1)        0.98%            41.38         11/29/05    1,561,789    3,957,290
Gunnar S. Overstrom, Jr.    60,000(1)        0.98%            41.38         11/29/05    1,561,789    3,957,290
                            66,915(2)        4.36%            23.40(2)       2/09/05      984,963    2,495,718
H. Jay Sarles..........     60,000(1)        0.98%            41.38         11/29/05    1,561,789    3,957,290
Michael R. Zucchini....     60,000(1)        0.98%            41.38         11/29/05    1,561,789    3,957,290
Eugene M. McQuade......     50,000(1)        0.82%            41.38         11/29/05    1,301,491    3,297,741

--------------------------------------------------------------------------------

Increase in market value of the Common
Stock for all stockholders at assumed
annual rates of stock price appreciation             5% (to $67/share)    10% (to $107/share)
(as used in the table above for the November         -----------------    -------------------
30, 1995 grants) from $41.38 per share, over           $ 6.8 billion         $17.2 billion
the ten-year period, based on 262 million
shares outstanding on December 31, 1995.

--------------------------------------------------------------------------------
(1) Options granted on November 30, 1995 under the 1992 Plan. No SARs were awarded in connection with such grants. The options first become exercisable in annual 20 percent installments, beginning one year from the date of grant, so long as employment with Fleet continues. If a change in control were to occur, the options would become immediately exercisable in full.

(2) Options granted by Shawmut on February 9, 1995 under the Shawmut employee stock option and restricted stock award plans ("Shawmut Option Plans") at an exercise price equal to the fair market value of Shawmut common stock on that date ($23.40) (number of options and exercise price adjusted to reflect the Conversion). No SARs were awarded in connection with such grants. Under the terms of the original grants, the ten year options first would have become exercisable in annual one-third installments, beginning one year from the date of grant. The options became fully exercisable upon the change in control of Shawmut which occurred when the holders of Shawmut common stock approved the Shawmut Merger.

(3) The percentages for the November 30, 1995 grants are based on a total of 6,133,518 options granted in 1995 as follows: (a) 3,537,550 options granted to Fleet employees in 1995 under the 1992 Plan; (b) 2,259,849 options and SARs granted to former Shawmut employees in connection with Fleet's assumption of the Shawmut Option Plans (including 312,375 and 202,522 options, respectively, granted to each of Messrs. Alvord and Overstrom at exercise prices ranging from $22.70 to $26.76) (number of options and exercise prices adjusted to reflect the Conversion). The 312,375 and 202,522 options granted to Messrs. Alvord and Overstrom include the 115,986 and 66,915 options, respectively, reported in the table for such executive officers; (c) 231,382 options granted to former employees of NBB Bancorp. Inc. ("NBB") in connection with the merger of NBB into Fleet; and (d) 104,737 options granted to employees of Fleet Mortgage Group, Inc. ("FMG") in connection with Fleet's repurchase of FMG's publicly-held shares.

(4) The percentages for the February 9, 1995 grants are based on a total of 1,534,696 options and SARs granted by Shawmut to Shawmut employees in 1995 under the Shawmut Option Plans (number of options and SARS adjusted to reflect the Conversion).

(5) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, a 5 percent annual growth rate for Mr. Murray's grant results in a stock price of $67.40 per share and a 10 percent rate results in a stock price of $107.33 per share. These potential values are listed in order to comply with Commission regulations, and Fleet cannot predict whether these values can be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

            Aggregated Option/SAR Exercises In Last Fiscal Year And
                            FY-End Option/SAR Values

    The following table sets forth information with respect to the Named Executive Officers and Messrs. Alvord and Overstrom concerning the exercise of options during the fiscal year ended December 31, 1995 and unexercised options held as of the end of the 1995 fiscal year.

                                                                     Number of Securities           Value of Unexercised
                                                                        Options/SARs at                       at
                                                  Value                  FY-End(#)(2)                  FY-End($)(3)(4)(5)
                             Shares Acquired     Realized       -------------------------------   ----------------------------
        Name                 on Exercise (#)        ($)          Exercisable      Unexercisable   Exercisable    Unexercisable
        ----                 ---------------     --------        -----------      -------------   -----------    -------------
Terrence Murray.........           --                 --           291,000          314,000      $ 4,912,600      $ 1,188,100
Joel B. Alvord..........         65,130(1)        $648,049(1)      312,375          135,000        5,331,170            --
Robert J. Higgins.......         12,000            233,550         115,000          133,000        1,937,725          525,690
Gunnar S. Overstrom, Jr.         50,854(1)         516,984(1)      202,522           60,000        3,434,887            --
H. Jay Sarles...........          5,602             92,223         131,000          133,000        2,203,715          525,690
Michael R. Zucchini.....           --                 --           115,200          133,000        1,702,227          525,690
Eugene M. McQuade.......           --                 --            39,200          117,800          373,232          477,288

------------
(1) Includes options and SARs exercised prior to the Shawmut Merger (adjusted to reflect the Conversion).

(2) Neither the Named Executive Officers nor Messrs. Alvord and Overstrom holds any tandem SARs. Any SARs previously granted to the Named Executive Officers were cancelled as of December 31, 1995.

(3) Value based on the fair market value of the Common Stock on December 31, 1995 ($41.25) minus the exercise price. Fair market value is deemed to be the average of the high and low market prices of the Common Stock on the Stock Exchange.

(4) The following unexercisable options for each of the Named Executive Officers and Messrs. Alvord and Overstrom are at exercise prices above the fair market value of the Common Stock on December 31, 1995 ($41.25): Mr. Murray, 150,000; Mr. Alvord, 135,000; Mr. Higgins, 60,000; Mr. Overstrom, 60,000;
    Mr. Sarles, 60,000; Mr. Zucchini, 60,000; and Mr. McQuade, 50,000.

(5) The value of unexercised in-the-money stock options at December 31, 1995 is presented pursuant to Commission regulations. The actual amount, if any, realized upon exercise of stock options will depend upon the excess, if any, of the fair market value of the Common Stock over the exercise price at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

             Long-Term Incentive Plan-Awards In Last Fiscal Year(1)

    The following table sets forth information with respect to long-term incentive awards granted by Shawmut to Messrs. Alvord and Overstrom during 1995 and is presented for informational purposes only.

                                                                                    Estimated Future Payments
                                                                                              Under
                                                                                      Non-Stock Price-Based
                                                                                           Plans(2)(3)
                                         Number of         Performance or         ------------------------------
                                        Share Units      Other Period Until       Threshold    Target    Maximum
Name                                      (2)(#)        Maturation or Payment        (#)        (#)        (#)
-------------------------------------   -----------    -----------------------    ---------    ------    -------
Joel B. Alvord.......................      21,412              12/31/97               0        21,412    21,412
Gunnar S. Overstrom, Jr..............      12,713              12/31/97               0        12,713    12,713

------------
(1) The Shawmut performance equity plan was adopted by Shawmut during 1993 to provide significant and fully competitive long-term reward opportunities for key senior management of Shawmut. Target performance equity share units were intended to be earned if pre-determined strategic business goals were achieved

(2) Under the 1995-1997 cycle, the executive officers received awards of target performance equity share units based on individual performance as determined by the Shawmut human resources committee. The number of share units has been adjusted to reflect the Conversion.

(3) Under the plan all restrictions on outstanding performance equity share units (including the performance equity share units granted in 1995) plus dividend equivalent units lapsed upon a change in control of Shawmut which occurred when the holders of Shawmut common stock approved the Shawmut Merger.

Pension Plans

    Fleet Plan. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Fleet Pension Plan (the "Pension Plan"), a qualified defined benefit pension plan, based on Final Average Salary (as defined below) and years of service with Fleet and its subsidiaries.

                            Fleet Pension Plan Table

  Final
 Average        15 Years       20 Years       25 Years       30 Years
  Salary       Service(1)     Service(1)     Service(1)     Service(1)
----------     ----------     ----------     ----------     ----------
$  300,000      $  76,682      $ 102,242     $  127,803     $  153,364
   400,000        102,932        137,242        171,553        205,864
   500,000        129,182        172,242        215,303        258,364
   600,000        155,432        207,242        259,053        310,864
   700,000        181,682        242,242        302,803        363,364
   800,000        207,932        277,242        346,553        415,864
   900,000        234,182        312,242        390,303        468,364
 1,000,000        260,432        347,242        434,053        520,864
 1,100,000        286,682        382,242        477,803        573,364
 1,200,000        312,932        417,242        521,553        625,864
 1,300,000        339,182        452,242        565,303        678,364
 1,400,000        365,432        487,242        609,053        730,864
 1,500,000        391,682        522,242        652,803        783,364
 1,600,000        417,932        557,242        696,553        835,864
 1,700,000        444,182        592,242        740,303        888,364

------------
(1) The Pension Plan provides for accrual of benefits over 30 years of service, with proportionate reduction for years of service less than 30 years. The annual benefits shown in the above table are not reduced to reflect certain limitations imposed by the Code which limit the annual benefits payable from qualified plans to any individual. The years of service accrued and Final Average Salary (as defined below) for purposes of the Pension Plan as of December 31, 1995 for the Named Executive Officers were: Mr. Murray, 33 years and $921,519; Mr. Higgins, 24 years and $479,999; Mr. Sarles, 28 years and $495,408; Mr. Zucchini, 8 years and $484,100; and Mr. McQuade, 4 years and $329,808.

    The Pension Plan covers employees of Fleet and various Fleet subsidiaries, including the Named Executive Officers. Former Shawmut employees, including Messrs. Alvord and Overstrom, are covered by Shawmut's defined benefit plans. See "Shawmut Plan". Normal retirement age under the Pension Plan is 65, and benefits vest upon completion of five years of service. Benefits shown in the table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts. In general, the normal benefit at age 65 is equal to 37.5 percent multiplied by the average annual base salary during the 60 consecutive calendar months in the last 120 calendar months of a participant's employment yielding the highest average annual salary (the "Final Average Salary") up to the Integration Level (as defined below), plus 52.5 percent multiplied by the amount by which the Final Average Salary exceeds the Integration Level. For 1996, the Integration Level will equal $27,576 (the "Integration Level"). The Integration Level will increase each year based on increases in the Social Security Taxable Wage Base (the maximum amount of wages subject to Social Security Taxes). Final Average Salary for each of the Named Executive Officers is calculated using annual base salary as reported in the Summary Compensation Table.

    The Fleet Pension Plan Table includes benefits under Fleet's Retirement Income Assurance Plan (the "Assurance Plan") and Fleet's Supplemental Executive Retirement Plan (the "SERP"), each of which is a nonqualified deferred compensation plan. The Assurance Plan provides benefits that would otherwise be denied a participant by reason of the limitations imposed by the Code on the Pension Plan.

Under the Assurance Plan, highly compensated employees affected by these limitations, including the Named Executive Officers, will receive additional retirement income payments from Fleet. Under the SERP, a participant is entitled to receive additional retirement income payments from Fleet equal to the difference between (a) the amount such participant would have been entitled to receive under the Pension Plan if cash bonuses paid after January 1, 1994 (as reported in the Summary Compensation Table for the Named Executive Officers) were included in the calculation of Final Average Salary, and (b) the benefit payable to the participant under the Pension Plan and the Assurance Plan. Each of the Named Executive Officers is a participant in the SERP. For purposes of calculating total benefits payable under the Pension Plan, the Assurance Plan and the SERP, the Final Average Salary as of December 31, 1995 for Messrs. Murray, Higgins, Sarles, Zucchini and McQuade was $1,399,519, $669,999, $675,408, $674,100 and $529,808, respectively.

    Shawmut Plan. The following table shows the estimated pension benefits commencing at age 65 that would be payable to participants under Shawmut's defined benefit plans pursuant to which benefits are determined by final compensation and years of service ("Shawmut retirement plans"). Messrs. Alvord and Overstrom are participants in the Shawmut retirement plans, as assumed by Fleet in connection with the Shawmut Merger.

                           Shawmut Pension Plan Table

    Final        15 Years     20 Years     25 Years      30 Years      35 Years
Compensation     Service      Service      Service       Service       Service
-------------    --------     --------     --------     ----------    ----------
$     700,000    $210,000     $280,000     $350,000     $  420,000    $  420,000
      800,000     240,000      320,000      400,000        480,000       480,000
      900,000     270,000      360,000      450,000        540,000       540,000
    1,000,000     300,000      400,000      500,000        600,000       600,000
    1,100,000     330,000      440,000      550,000        660,000       660,000
    1,200,000     360,000      480,000      600,000        720,000       720,000
    1,300,000     390,000      520,000      650,000        780,000       780,000
    1,400,000     420,000      560,000      700,000        840,000       840,000
    1,500,000     450,000      600,000      750,000        900,000       900,000
    1,600,000     480,000      640,000      800,000        960,000       960,000
    1,700,000     510,000      680,000      850,000      1,020,000     1,020,000

    Compensation for purposes of the Shawmut Pension Plan Table means the final year's salary and the average of the short-term incentive awards for the five highest calendar years after 1984 (see Summary Compensation Table for salary of Messrs. Alvord and Overstrom). The amounts set forth in the table are offset by social security benefits and assume payment in the form of a 50 percent joint and survivor annuity, but do not reflect the reduction for tax payments discussed below. As of December 31, 1995, remuneration covered by the Shawmut retirement plans and years of credited service as defined therein are as follows for Messrs. Alvord and Overstrom: $1,407,000 and 35 years; and $872,000 and 25 years, respectively.

    Prior to the Shawmut Merger, Shawmut maintained the Shawmut split-dollar life insurance plan which, in addition to supplemental insurance benefits, provided a choice of postretirement death benefits or supplemental retirement income. The formula by which any retirement benefits for Messrs. Alvord and Overstrom were determined under the split-dollar life insurance plan was 6 percent and 4 percent, respectively, of cumulative base salary for all years of participation in the plan. This plan ceased as of the Shawmut Merger closing on November 30, 1995.

    The Shawmut retirement plans included a tax-qualified pension plan and a supplemental, nonqualified pension plan. In connection with the Shawmut Merger, Shawmut funded the supplemental plan and the split-dollar life insurance plan discussed above through contributions to an irrevocable trust. Such contributions were required under the plans' change in control provisions, and constituted taxable income to the participants at the time their benefits vested. Accruals under the Shawmut supplemental nonqualified plan ceased for Mr. Overstrom on the closing of the Shawmut Merger.

Severance Agreements and Employment Contracts

    Severance Agreements. Severance agreements are in effect between Fleet and 17 key executives of the Corporation and its subsidiaries, including each of the Named Executive Officers and Messrs. Alvord and Overstrom. The agreements are intended to encourage such employees to continue to carry on their duties in the event of a change in control of Fleet. Under the terms of these agreements, if termination of an executive's employment occurs within the two-year period following a change in control of Fleet and such termination is by Fleet (or its successor) other than for cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), each executive, other than Messrs. Alvord and Overstrom, will be entitled to receive, among other things, (i) the executive's accrued salary, (ii) a pro rata portion of such executive's highest annual bonus, and (iii) an amount equal to the sum of annual base salary and highest annual bonus multiplied by three (or two, in the case of five executives). Under the severance agreements of Messrs. Alvord and Overstrom, the executive will be entitled to receive, among other things, (i) an amount equal to the sum of annual base salary and any amount awarded under Fleet's short-term incentive plan for the year preceding the year of termination multiplied by three or the number of years remaining to the executive's 65th birthday, whichever is shorter, and (ii) a pro rata portion of such executive's outstanding long-term incentive award. These agreements confer no benefits prior to a change in control. In the event that any payments received by the executives in connection with a change in control are subject to the excise tax imposed upon certain change in control payments under federal tax laws, the agreements provide for an additional payment sufficient to restore the executive to the same after-tax position the executive would have been in if the excise tax had not been imposed.

    Alvord and Overstrom Employment Agreements. In connection with the Shawmut Merger, Messrs. Alvord and Overstrom entered into employment agreements with Fleet.

    Mr. Alvord's employment agreement contains the following terms and conditions: (i) a three-year term (ending on Mr. Alvord's 60th birthday); (ii) annual salary, annual and long-term bonuses and equity-based compensation awards in an amount not less than 90% of the amount paid or awarded to the Chief Executive Officer of Fleet; and (iii) participation in all employee benefit arrangements available to other similarly situated executive officers of Fleet (only to the extent that the benefits provided thereunder do not duplicate benefits received by Mr. Alvord under certain continued Shawmut insurance, retirement and long-term disability plans). Mr. Alvord's employment agreement also provides that Fleet will sponsor Mr. Alvord's election and re-election to the Fleet Board during the term of the agreement and until Mr. Alvord's attainment of age 65 and that following Mr. Alvord's 60th birthday and until his 65th birthday, Mr. Alvord will serve as Chairman of the Executive Committee of the Fleet Board or in such other capacity as Fleet and Mr. Alvord shall agree.

    Mr. Overstrom's employment agreement provides for: (i) an initial term of two years, subject to extension for an additional one-year period on each successive anniversary of the effective date unless Fleet gives notice of nonrenewal at least 60 days prior to such anniversary; (ii) annual salary and annual and long-term bonuses equal to those of the other vice chairmen of Fleet; and (iii) participation in all employee benefit arrangements available to other similarly situated executive officers of Fleet (only to the extent that the benefits provided thereunder do not duplicate benefits received by Mr. Overstrom under certain continued Shawmut plans). Mr. Overstrom's employment agreement also entitles him to receive amounts equal to the excess of the highest base salary and annual bonus earned by any executive officer of Fleet (other than the Chairman or Chief Executive Officer) during 1995 over the base salary and annual bonus earned by Mr. Overstrom during 1995 with Shawmut.

    Pursuant to the employment agreements of Messrs. Alvord and Overstrom, except as described in the following sentence, in the event that the executive's employment is terminated by Fleet or by the executive for any reason other than death, cause (as defined therein) or disability (as defined therein), then the executive will be entitled to receive, among other things, an amount equal to the product of (A) the sum of (i) the executive's base salary then in effect (or if greater, immediately prior to the Shawmut Merger closing) and (ii) the highest annual and long-term bonuses awarded to and earned by the executive during the three fiscal years prior to termination, and (B), with respect to Mr. Alvord, the number of years and fractional parts thereof remaining in the term of the agreement, and with respect to Mr. Overstrom, the number three. Each executive will also be entitled to coverage or credited service, as applicable, under Fleet's employee benefit plans (or certain continued Shawmut insurance and retirement plans). Pursuant to the severance agreements of Messrs. Alvord and Overstrom, any benefits payable to the executive upon the termination of his employment subsequent to a change in control of Fleet will be paid pursuant to such severance agreement, and no amounts will be payable in such circumstance pursuant to the executive's employment agreement. In the event that any payments received by the executive in connection with the employment agreement are subject to the excise tax imposed under federal tax laws, the employment agreement provides for an additional payment sufficient to restore the executive to the same after-tax position he would have been in if the excise tax had not been imposed.

                    OTHER INFORMATION RELATING TO DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

Indebtedness and Other Transactions

    The banking subsidiaries of Fleet have had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of Fleet and their associates, all of which were on substantially the same terms (including the transactions described below other than the loan to Mr. Sarles), including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

    On January 16, 1992, Fleet made a $100,000 loan to Mr. Sarles to facilitate his relocation, secured by a second mortgage on his residence. Mr. Sarles' loan was interest-free until January 1, 1995 and thereafter bore interest at the prime rate of interest of Fleet Bank-RI until its repayment on January 13, 1995. The benefit to Mr. Sarles as a result of the interest-free aspect of this loan was $289 in 1995.

    In 1972, subsidiaries of Fleet and Gilbane Building Company ("Gilbane"), a building construction company of which Paul J. Choquette, Jr., a director of Fleet, is President and a director, formed an equal partnership (the "Gilbane Partnership") to develop an urban renewal project, including a shopping center and residential units, in Narragansett, Rhode Island. The initial phase was an apartment complex developed by a limited partnership of which the Gilbane Partnership is the general partner and in which it has a 5 percent interest. The second phase was a shopping center and condominium development. Fleet Real Estate, Inc., a subsidiary of Fleet ("FRE"), made loans in connection with these projects having an aggregate principal balance as of December 31, 1995 of approximately $671,712 (the highest amount outstanding since January 1, 1995 having been $684,054), including loans aggregating $188,928 which are non-performing and were originally made pursuant to the Gilbane Partnership's commitment to fund certain contingencies relating to the apartment complex. FRE has refinanced the current portion of the loans with a five-year term loan which bears interest at a fixed rate of 9.76% per annum and matures on December 15, 1999. In addition, Fleet Bank-RI leases space from the Partnership in the shopping center for a branch bank at an annual cost of approximately $17,671.

    In 1984, Fleet Bank-RI issued a $4,136,000 letter of credit (the "Letter of Credit") to enhance a series of tax-exempt bonds issued by the Rhode Island Industrial Facilities Corporation ("RIIFC"). The proceeds of the bonds were loaned to a limited partnership, the general partner of which is Gilbane Properties, Inc. ("Gilbane Properties"), a wholly-owned subsidiary of Gilbane, for the development of an office building in Middletown, Rhode Island. The Letter of Credit was placed on non-performing status in the fourth quarter of 1992 as a result of insufficient collateral coverage, and a September 1994 appraisal showed a further significant diminution in value. In the fourth quarter of 1994, a default occurred under the bonds due to the borrower's inability either to pay off the bonds or obtain a substitute letter of credit prior to the expiration of the Letter of Credit on December 1, 1994. The Letter of Credit was drawn on December 1, 1994 in the amount of $3,883,538 and the borrower's obligation was converted to a demand note with a per annum interest rate equal to two percent above Fleet Bank-RI's prime rate of interest (the highest amount outstanding under the demand note since January 1, 1995 being $3,495,362). Fleet Bank-RI placed the loan on non-accrual status and foreclosed on the property in January 1995.

    The Arcade Company, a limited partnership, the co-general partners of which are Mr. Choquette and Gilbane Properties, received a non-recourse $2,150,000 loan from the proceeds of RIIFC tax-exempt bonds which were purchased by Fleet Bank-RI. In 1991, in response to concerns raised by the then most recent appraisal, Gilbane partially guaranteed the bonds. Gilbane's guarantee plus the underlying value of the collateral were, in combination, sufficient at that time to demonstrate full collectibility of such bonds. In the first quarter of 1993, however, a new appraisal was completed on the property which showed a further significant diminution in value. Despite the absence of any payment default since the issuance of the bonds, Fleet Bank-RI was unable to demonstrate full collectibility of the bonds and thus placed the bonds on non-performing status. In February 1995, Fleet Bank-RI agreed to the Arcade Company's sale of the property to an unrelated third party for $76,000, the net proceeds of which (approximately $13,000) were paid to Fleet Bank-RI. Fleet Bank-RI also collected approximately $400,000 on Gilbane's partial guarantee (which amount represented Gilbane's full legal obligation under the guarantee) and Fleet Bank-RI received approximately $305,000 from the bond trustee. In addition, Fleet Bank-RI applied approximately $256,000 of interest paid to reduce the principal amount outstanding on the bonds. Fleet Bank-RI recognized approximately a $761,000 principal loss on this transaction. Prior to such transactions, the highest principal amount on the bonds during 1995 was $1,737,966.

    A subsidiary of Fleet is a partner in several partnerships with certain other parties, including subsidiaries of, and limited partnerships organized by, Gilbane to construct and manage the Fleet Center in Providence, Rhode Island ("Providence Fleet Center"), and to rehabilitate an adjacent structure. One of the partnerships has constructed a parking garage on land it is leasing from Fleet Bank-RI. Fleet and Gilbane have 46.55% and 36.75% partnership interests, respectively, in the partnership that developed the Providence Fleet Center. In 1992, FRE provided permanent mortgage financing to three of such partnerships in the amount of $54,000,000, secured by a first mortgage on the Providence Fleet Center and the Arcade garage. As of December 31, 1995, the amount remaining unpaid under the loan was $52,425,328 (the highest amount outstanding since January 1, 1995 having been $53,039,147). The loan presently carries an interest rate of 8.5% per annum plus a contingent interest feature that serves to enhance FRE's yield. The loan closed and was fully funded on December 31, 1992. Fleet and Fleet Bank-RI have leased space in the building for a total annual rental of approximately $796,560.

    John S. Scott is a director emeritus and former Chairman of Cambridge Biotech. In July 1994, Fleet Credit Corporation, a subsidiary of Fleet ("Fleet Credit"), made a $1,007,000 three-month term loan to Cambridge Biotech which was secured by certain pledged deposits and bore interest at a fixed rate of 9.33% per annum. Shortly after such loan was made, Cambridge Biotech filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in July 1994. In September 1994, the pledged deposits were applied to the outstanding balance, as a result of which the loan was repaid in full. The creditors committee for Cambridge Biotech, however, has challenged Fleet Credit's right to such pledged deposits and a federal bankruptcy court ruled against Fleet Credit. Fleet Credit has filed an appeal and intends to contest such ruling vigorously.

    A company of which John R. Riedman, a director of Fleet, is an executive officer leases office space to a subsidiary of Fleet. In 1995, the gross rental proceeds from such lease were $127,500. The company also leases space to a second subsidiary of Fleet. The gross rental proceeds from this lease were $385,000 in 1995. Both leases contain escalation clauses for services.

    An insurance agency of which Mr. Riedman is an executive officer and principal stockholder has assisted Fleet in obtaining coverage under various insurance policies necessary for its business operations. During 1995, the agency received from Fleet commissions and fees of approximately $148,500. Fleet believes that such commissions and fees are at rates customary in the industry. In addition, the insurance agency leases space from a Fleet subsidiary. The gross rental payments for this lease were $74,300 in 1995. Finally, a Fleet subsidiary provides certain non-credit banking services at customary rates to the insurance agency's employee benefit plans.

    One of Fleet's subsidiaries leases office space for one dollar per annum and shared expenses from Delta Properties. Michael B. Picotte, a director of Fleet, is a 50% partner in Delta Properties. The lease expires in December 2004.

    KKR, which beneficially owns more than five percent of the Common Stock, beneficially owns in excess of ten percent of the common stock of Stop & Shop, and Mr. Murray currently serves as a Stop & Shop director. Two subsidiaries of Fleet are currently participants in a syndicated bank credit agreement and a working capital facility with Stop & Shop pursuant to which the subsidiaries received approximately $91,156 in fees in 1995. In 1995 automatic teller machines of a Fleet subsidiary were located in a number of Stop & Shop's store and office locations. The subsidiary paid fees to Stop & Shop of approximately $46,350 during 1995 as a result of this activity. A Fleet subsidiary provides a lease financing facility to a Stop & Shop affiliate for which the Fleet subsidiary received approximately $33,639 in fees in 1995. In addition, Fleet's subsidiaries provide certain non-credit banking services (such as bank depositary services) to Stop & Shop and its subsidiaries.

    KKR also beneficially owns in excess of ten percent of the common stock of American Re Corporation ("American Re"). Mr. Zucchini serves on the American Re Board of Directors. It is anticipated that in 1996 Fleet subsidiaries will provide certain non-credit banking services at customary rates to American Re.

Compensation Committee Interlocks and Insider Participation

    Mr. Murray serves on the Board of Directors of A.T. Cross Company, which determines the compensation of senior executives of A.T. Cross Company. Mr. Boss, Chairman of A.T. Cross Company, serves on Fleet's Human Resources and Planning Committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Exchange Act requires Fleet's executive officers and directors, and persons who own more than 10% of a registered class of Fleet's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish Fleet with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to Fleet, Fleet believes that during 1995 all Section 16(a) filing requirements applicable to its Insiders were complied with.

                      APPROVAL OF THE AMENDED AND RESTATED
                  1992 STOCK OPTION AND RESTRICTED STOCK PLAN

Background

    As noted in the Human Resources and Planning Committee Report on Executive Compensation, equity-based incentive compensation is a central component of Fleet's overall compensation system. The Fleet Board believes that such compensation plays a critical role in attracting and retaining high quality and experienced executives and employees who are key to Fleet's success. Most recently, the compensation program has been supported through the 1992 Plan, which was previously approved by the Fleet Board and the stockholders in 1994. Given the importance of equity-based incentive compensation to the Corporation's compensation arrangements, and in view of the Shawmut Merger and the proposed NatWest acquisition, which have significantly increased the number of potential grant recipients, the Fleet Board believes that it is appropriate at this time to propose for stockholder approval the amendment and restatement of the 1992 Plan (the "1996 Amendment"). The 1996 Amendment would increase the number of shares issuable under the plan, allow for stock option and restricted stock awards to non-employee directors (but only to the extent that such awards are in lieu of cash compensation), identify certain business criteria against which performance-based restricted stock is awarded under the plan, add an explicit prohibition against repricing of stock options, and effect certain other amendments intended to increase the plan's flexibility as an equity-based compensation arrangement. If the 1996 Amendment is not adopted, the 1992 Plan as in effect prior to such amendment and restatement will remain in effect, except that the Corporation will cease awarding performance-based restricted stock.

    The following description is qualified in its entirety by reference to the terms of the 1992 Plan as it is proposed to be amended, a copy of which is attached hereto as Appendix A.

Proposed Amendments

    Increase in Authorized Shares. Of the 10,500,000 shares of Common Stock that have been authorized for issuance or award under the 1992 Plan as stock options or restricted stock, 2,078,565 shares remain available as of December 31, 1995. In view of the substantial decrease in the number of shares available for the 1992 Plan's purposes, the Fleet Board proposes to increase the number of shares of Common Stock issuable under the Plan by 13,000,000 to 23,500,000 (an increase of approximately 4.9 percent of the Common Stock shares outstanding as of the Record Date). If such increase is approved, approximately 15,000,000 shares of Common Stock would be available for future grants under the plan (13,000,000 newly authorized shares, plus approximately 2,000,000 of the 10,500,000 shares previously authorized). The maximum number of shares issuable under the 1992 Plan on the exercise of incentive stock options shall be 15,000,000. In addition, the 1996 Amendment provides that any shares of Common Stock delivered to or withheld by the Corporation to pay the exercise price of any stock option or to satisfy the tax withholding consequences of an option exercise or the grant or vesting of a restricted stock award shall again be available for purposes of the 1992 Plan.

    Non-employee Directors. If approved, the 1996 Amendment would permit the award of stock options and restricted stock to non-employee directors solely in lieu of some or all of the cash compensation such directors would otherwise receive for their services as directors. Any restricted stock awarded to non-employee directors would vest at the earlier of (i) the director's retirement at or after the retirement age specified in the Corporation's By-laws (currently, age 68), (ii) the director's death or total and permanent disability, or (iii) the director's resignation with the consent of the Fleet Board.

    Restricted Stock. Except for the proposed restricted stock awards to non-employee directors and consistent with Fleet's policy of seeking maximum tax deductibility of compensation costs, only performance-based restricted stock may be awarded under the 1992 Plan. Such awards are intended to qualify as performance-based compensation for purposes of the regulations under Section 162(m) of the Code which limit the deductibility of compensation in excess of $1 million unless certain requirements are met. In awarding such restricted stock, the Human Resources and Planning Committee will select performance goals based on one or more of the following criteria: (i) earnings or earnings per share,

(ii) return on equity, (iii) return on assets, (iv) revenues, (v) expenses, (vi) one or more operating ratios, (vii) stock price, (viii) stockholder return, (ix) market share, (x) charge-offs, (xi) credit quality, (xii) reductions in non-performing assets, (xiii) customer satisfaction measures, and (xiv) accomplishment of mergers, acquisitions, dispositions, or other similar extraordinary business combinations. The performance goals selected in any case need not be applicable across the Corporation, but may be particular to an individual's function or business unit.

    Prohibition Against Repricing of Stock Options. In 1994, the stockholders approved an amendment to the 1992 Plan which eliminated the Human Resources and Planning Committee's discretion to cancel an existing option and thereafter regrant the option at the same option price as the previously existing option or at a lower option price at less than fair market value on the date of regrant. The 1996 Amendment provides an express prohibition on the Committee's ability to reprice stock option awarded under the Plan by amending any existing option to reduce the exercise price of such option or by granting a replacement option for the purpose of reducing the exercise price of such option.

    Option Price. The 1996 Amendment continues to provide that the option exercise price shall not be less than the fair market value on the date of grant, subject to the following two new narrow exceptions: (i) in connection with an amendment of an option which does not reduce the exercise price of the option but which may be treated for tax or other technical purposes (including for Section 16 purposes of the Exchange Act) as a new grant of the stock option, the exercise price of such amended option may be less than the then fair market value of the shares of Common Stock subject to such option so long as such exercise price is equal to or greater than the exercise price of the original option, and (ii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then fair market value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

    Administration. The 1996 Amendment provides that the 1992 Plan shall be administered by one or more committees (the "Committee") appointed by the Board of Directors. While it is intended that the Human Resources and Planning Committee will continue to administer the 1992 Plan to the extent required by, and consistent with, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code, the 1996 Amendment will permit additional committees to make awards under the plan. Given the significant increase in the number of potential recipients under the plan, the Fleet Board believes this change is appropriate in order to avoid the need for action by the Human Resources and Planning Committee with respect to every individual grant.

    Termination of Service. In order to provide greater administrative flexibility, the 1996 Amendment allows the Committee discretion to determine for each stock option award the extent to which the holder thereof (or his legal representative) shall have the right to exercise the option following termination of service, and permits the Committee to make distinctions based on the reasons for the termination of service and any other relevant factors. Similarly, under the 1996 Amendment, the Committee has discretion to determine the extent to which the restrictions on any restricted stock award will lapse upon termination of the holder's service due to death, disability, retirement or for any other reason.

    Accelerated Vesting. For similar reasons, if adopted, the 1996 Amendment would permit the Committee to accelerate the time at which all or any part of any outstanding stock option may be exercised.

    Amendments. If the 1996 Amendment is approved, the 1992 Plan will provide that the Committee may alter, amend or suspend the plan at any time or alter and amend all awards granted thereunder; provided that no amendment of the plan may adversely affect the right of a recipient of an award without such person's consent. Further, no material amendment of the 1992 Plan may, without stockholder approval thereof, become effective if such approval is required for purposes of Rule 16b-3 under the Exchange Act.

    Effect of 1996 Amendment. The 1996 Amendment provides that, unless the Committee otherwise determines, any amendment to the 1992 Plan effected by the 1996 Amendment shall not apply to any option outstanding on the date stockholder approval is obtained if the holder of such option is subject to Section 16(a) of the Exchange Act and the effect of such application would be to cause the option to be deemed to have been regranted for purposes of Rule 16b-3 under the Exchange Act.

    Under the 1996 Amendment, the following limitations previously approved by the stockholders at the 1994 Annual Meeting of Stockholders remain in full force and effect:

        (a) The total number of shares of restricted stock that may be awarded under the 1992 Plan on a cumulative basis shall not exceed one percent of the outstanding shares of Common Stock of the Corporation as of the date of any such award. Based on the outstanding shares of Common Stock as of the Record Date, one percent would equal approximately 2.6 million shares.

        (b) In any fiscal year, the aggregate number of shares of Common Stock as to which restricted stock awards may be granted to any one participant shall not exceed 100,000.

        (c) In any fiscal year, the aggregate number of shares of Common Stock as to which stock options may be granted to any one participant shall not exceed 325,000.

        (d) In any fiscal year, the aggregate number of shares of Common Stock as to which stock appreciation rights may be granted to any one participant shall not exceed 325,000.

Stockholder Approval of the 1996 Amendment

    The approval of the 1996 Amendment requires the affirmative of a majority of Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Annual Meeting when a quorum is present.

    As of the Record Date, the fair market value of the Common Stock was $41.19.

    THE FLEET BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL, WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

         RATIFICATION OF THE SELECTION OF FLEET'S INDEPENDENT AUDITORS

    The ratification of the selection of KPMG Peat Marwick LLP to serve as independent auditors of Fleet for the current fiscal year ending December 31, 1996, will be submitted to the Annual Meeting. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

    The firm of KPMG Peat Marwick LLP has advised Fleet that neither it nor any of its members has any direct financial interest in Fleet as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by KPMG Peat Marwick LLP during the year ended December 31, 1995 were furnished at customary rates.

    The ratification of the selection of independent auditors requires the affirmative vote of a majority of Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Annual Meeting when a quorum is present.

    THE FLEET BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL, WHICH IS IDENTIFIED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

                              STOCKHOLDER PROPOSAL

    The Corporation has been advised that a stockholder (the "Proponent"1) intends to introduce the following resolution (the "Stockholder Proposal") at the Annual Meeting for the reasons given:

    Whereas the dividend is the first casualty in any economic downturn and the stockholder is the first casualty and the last to benefit from an upturn, be it

    Resolved: That when a dividend is cut, it is recommended that no salaries will be increased or any stock options allowed until the dividend is restored to its original amount before the cut.

    The bullet must be large enough to enable the executives and employees as well as the stockholders to get their teeth on it.

Board Recommendation

    The Board strongly OPPOSES the Stockholder Proposal and recommends a vote AGAINST it.

    Fleet believes that approval and implementation of the Stockholder Proposal is inadvisable and would be damaging to Fleet's ability to attract and retain talented and committed executives and employees. Fleet's current compensation practices include competitive salary and bonus opportunities designed to attract highly qualified and experienced individuals to manage and work for Fleet. Fleet also offers stock-based forms of compensation such as stock options which provide Fleet with a valuable tool for linking management and shareholder interests, thereby encouraging maximization of shareholder value. If implemented, the Stockholder Proposal would eliminate Fleet's discretion in matters of employee compensation and significantly reduce Fleet's ability to compete with other financial services companies in attracting and retaining executive officers, senior managers and other employees.

    Although Fleet opposes the implementation of a rigid, inflexible compensation rule, it recognizes that stockholders should not bear the sole cost of adverse developments concerning Fleet's business. During difficult times, Fleet has demonstrated its willingness to take actions that have impacted directly on its officers and employees. For example, when Fleet reported a loss in 1990 and cut its Common Stock dividend, Fleet also eliminated 1990 bonuses for senior management, reduced merit increases in employees' salaries, delayed salary reviews for officers, reduced corporate contributions to employee savings plans, and reduced annual retainer fees for the Fleet Board. In other words, Fleet's directors, officers and employees have been forced to "bite the bullet" together with its stockholders. Fleet's decision to take the foregoing actions was the product of careful consideration of complex compensation issues. Fleet was able to respond in a thoughtful and decisive manner during the 1990 economic downturn because it was not constrained by any flat prohibition like the one suggested by the Proponent. Had such a proposal limiting Fleet's discretion been implemented in 1990, it could have compromised Fleet's ability to attract and retain talented individuals at precisely the time when the efforts of such executives and employees were most critical to Fleet.

    The Fleet Board notes that it recently increased Fleet's common stock dividend for the sixth time in three years to $1.72 per share. Such increases reflect Fleet's commitment to its stockholders that they should be among the first to share in Fleet's improved earnings. For approval, the Stockholder Proposal must receive the affirmative vote of a majority of Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Annual Meeting when a quorum is present. Unless otherwise indicated, the persons named in the proxy will vote all proxies AGAINST the Stockholder Proposal.

    THE FLEET BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL, WHICH IS IDENTIFIED AS PROPOSAL 4 ON THE ENCLOSED PROXY CARD

------------

(1) The name and address of the Proponent and the number of shares of Common Stock held by the Proponent will be furnished by Fleet to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor directed to the Secretary of the Corporation.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for presentation to the 1997 Annual Meeting of Stockholders must submit the proposal to Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02211, Attention:
Secretary and General Counsel, not later than November 8, 1996 for inclusion, if appropriate, in Fleet's Proxy Statement and the form of proxy relating to the 1997 Annual Meeting.

                              FINANCIAL STATEMENTS

    The financial statements of the Corporation are contained in the 1996 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 OTHER BUSINESS

    Fleet management knows of no matters to be brought before the meeting other than those referred to, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

                                 MISCELLANEOUS

    The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by Fleet. Solicitations may be made in person or by telephone or telegraph by officers or regular employees of Fleet, who will not receive additional compensation therefor. In addition, Fleet has retained Georgeson & Co., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $15,000 excluding expenses, will be paid by Fleet.

                                   Submitted by order of the Board of Directors,


                                   WILLIAM C. MUTTERPERL
                                     Secretary



Boston, Massachusetts
March 12, 1996

                                                                      APPENDIX A

                          FLEET FINANCIAL GROUP, INC.
        AMENDED AND RESTATED 1992 STOCK OPTION AND RESTRICTED STOCK PLAN

1. Purpose

    This Amended and Restated 1992 Stock Option and Restricted Stock Plan (the "Plan") constitutes an amendment and restatement of the 1992 Stock Option and Restricted Stock Plan which was adopted by the Board of Directors of Fleet Financial Group, Inc. (the "Corporation") on January 15, 1992, and approved by the stockholders of the Corporation on April 15, 1992, further amended on February 16, 1994 and approved by the stockholders on April 20, 1994 (the "1994 Amendment"), and further amended on February 21, 1996 and approved by the stockholders on April 17, 1996 (the "1996 Amendment"). The purpose of this Plan is to advance the interests of the Corporation by enhancing the ability of the Corporation and its subsidiaries to attract and retain officers, employees and non-employee directors to the Corporation, to reward such individuals for their contributions and to encourage them to take into account the long-term interests of the Corporation through interests in the Corporation's Common Stock, $.01 par value per share (the "Stock"). Any officer, director or employee selected to receive an award under the Plan is referred to as a "participant".

    The Plan provides for the grant of options to acquire Stock ("Options"), which may be incentive options ("ISOs") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and awards of Stock subject to certain restrictions ("Restricted Stock"). Under the Plan, Restricted Stock consists exclusively of (i) Stock subject to performance-based restrictions intended to comply with the provisions of Section 162(m) of the Code ("Performance-Based Restricted Stock") and (ii) Stock awarded to non-employee directors in lieu of some or all of the cash compensation such directors would otherwise receive for their service as directors ("Non-employee Director Restricted Stock"). Grants of Options and awards of Restricted Stock are referred to herein as "Awards". The grant of an Option may also involve the grant of stock appreciation rights as described in Section 6.

2. Administration

    The Plan shall be administered, construed and interpreted by the Board of Directors or by one or more committees appointed by the Board of Directors of the Corporation (any such committee being hereafter referred to as the "Committee"). The Committee shall have discretionary authority, not inconsistent with the express provisions of the Plan, (a) to make Awards to such participants as the Committee may select; (b) to determine the time or times when Awards shall be granted and the number of shares of Stock subject to each Award; (c) to determine which Options are, and which Options are not, intended to be ISOs; (d) to determine the terms and conditions of each Award; (e) to prescribe the form or forms of any instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

    No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's By-laws.

    As used in the Plan, the "fair market value" of Stock as of any date shall be the mean of the high and low sale prices of the shares of Stock on the principal exchange on which the Stock is traded on such date or as the Committee may otherwise determine.

3. Eligibility

    Persons eligible to receive Awards under the Plan shall be those key employees and officers, who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Corporation and its subsidiaries. No person who beneficially owns five percent or more of the outstanding Stock of the Corporation shall be eligible to participate in the Plan, to exercise an Option previously granted to him or her or to take full possession of Restricted Stock previously issued to him or her. A "subsidiary" of the Corporation shall mean a corporation, whether domestic or foreign, in which the Corporation shall own, directly or indirectly, a majority of the capital shares entitled to vote at the annual meeting thereof. Non-employee directors shall be eligible to receive Awards under the Plan in lieu of some or all of the cash compensation they would otherwise receive for their service as directors, to the extent that their eligibility for such Awards would not disqualify them as disinterested persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

4. Stock Subject to Awards

    The Stock subject to Awards under the Plan shall be either authorized but unissued shares or treasury shares. Subject to adjustment in accordance with the provisions of Paragraph 5(g) and 7(e) hereof, the total number of shares (the "Eligible Shares") of such Stock shall be 10,500,000 shares (the number of shares authorized under the Plan prior to adoption of the 1996 Amendment) plus an additional 13,000,000 shares. Subject to like adjustment, the total amount of Stock as to which Options may be granted or Stock Awards may be issued to any one person participating under the Plan shall not exceed in the aggregate that number of shares equal to ten percent of the total amount of outstanding Stock of the Corporation. Subject to like adjustment, the maximum number of shares issuable upon the exercise of Options that are ISOs shall be 15,000,000.

    In the event that any outstanding Option or Restricted Stock Award under the Plan for any reason expires, is forfeited or is terminated prior to the end of the period during which Awards may be made under the Plan, the shares of Stock allocable to the unexercised portion of such Option or the portion of such Restricted Stock Award that has terminated or been forfeited may again be subject to award under the Plan. Shares of Stock delivered to the Corporation to pay the exercise price of any Option or to satisfy the tax withholding consequences of an Option exercise or the grant or vesting of Restricted Stock shall again be subject to award under the Plan.

5. Terms and Conditions Applicable to all Options Granted Under the Plan

    Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve, which agreements shall in substance include and comply with and be subject to the following terms and conditions:

  a. Medium and Time of Payment

    The exercise price of an Option shall be payable either (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, (ii) through the delivery of shares of Stock owned by the optionee with a fair market value equal to the option price or (iii) by a combination of (i) and (ii). Fair market value of Stock so delivered shall be determined on the date of exercise. Unless the Committee otherwise determines, an optionee may engage in a successive exchange (or series of exchanges) in which Stock such optionee is entitled to receive upon exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options.

    To the extent permitted by applicable law, the Committee may permit payment of the Option exercise price through arrangements with a brokerage firm under which such firm, on behalf of the optionee, will pay the exercise price to the Corporation and the Corporation will promptly deliver to such firm the number of shares of Stock subject to the Option so that the firm may sell such shares, or a portion thereof, for the account of the optionee. In addition, the Committee may permit payment of the

Option exercise price by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Corporation sufficient funds to pay the exercise price as soon as the shares subject to the Option, or a portion thereof, are sold on behalf of the optionee.

  b. Numbers of shares

    The Option shall state the total number of shares to which it pertains. No Option may be exercised in part for fewer than ten shares. Subject to adjustment as provided in Section 5(g), in any fiscal year of the Corporation, the aggregate number of shares of Stock of the Corporation as to which Options may be granted to any one participant shall not exceed 325,000.

  c. Option Price

    The exercise price of an Option shall be not less than the fair market value of the shares of Stock covered by the Option on the date of grant except that
(i) in connection with an amendment of an Option which does not reduce the exercise price of the Option but which, in the opinion of the Committee, is or may be treated for tax or other technical purposes (including, in particular, for purposes of Section 16 of the Exchange Act) as a new grant of the Option, the exercise price of such amended Option may be less than the then fair market value of the shares of Stock subject to such Option so long as such exercise price is equal to or greater than the exercise price of the original Option, and
(ii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than the then fair market value in order to replace Options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement Options for any recipient of such Options is equal to or less than the aggregate spread on the Options being replaced.

  d. Expiration of Options

    Each Option granted under the Plan shall expire on a date determined by the Committee which date may not be more than ten years from the date the Option is granted.

  e. Date of Exercise

    The Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided, any Option may be exercised in whole at any time, or in part from time to time, during its term. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

  f. Termination of Service

    The Committee shall, subject to the provisions of Section 5(d), determine for each Award of an Option the extent to which the participant (or his legal representative) shall have the right to exercise the Option following termination of such participant's service to the Corporation or any subsidiary. Such provisions may reflect distinctions based on the reasons for the termination of service and any other relevant factors that the Committee may determine.

  g. Adjustments on Changes in Stock

    The aggregate number of shares of Stock as to which Options may be granted under the Plan, the aggregate number of shares of Stock as to which Options may be granted to any one such participant, the number of shares of Stock covered by each outstanding Option, and the exercise price per share of each outstanding Option, shall be proportionately adjusted by the Committee for any increase or decrease in the number of issued shares of Stock resulting from subdivisions or consolidation of shares or other capital adjustments, the payment of a Stock dividend or any other increase or decrease in such shares effected without receipt of consideration by the Corporation; provided, however, that no such adjustment shall be made unless and until the aggregate effect of all such increases and decreases accruing after the effective date of the 1996 Amendment shall have increased or decreased the number of issued shares of Stock by five percent or more; and provided further, that any factional shares resulting from any such adjustment shall be eliminated. Any such determination by the Committee shall be conclusive.

  h. Assignability

    Except as permitted by the Committee, Options shall be nontransferable except by the laws of descent and distribution or pursuant to a qualified domestic relations order. So long as nontransferability of an Option shall be required to exempt the grant of an Option from the provisions of Section 16(b) of the Exchange Act, no Option that the Committee intends to grant in a transaction exempted from such Section may be assigned or transferred except by will or by the laws of descent and distribution. So long as nontransferability of ISOs is a requirement of the Code, unless the Committee specifies otherwise, no Option granted as an ISO may be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.

  i. Rights as a Stockholder

    An optionee shall have no rights as a stockholder with respect to shares covered by an Option until the date the shares are issued and only after such shares are fully paid. No adjustment will be made for dividends or other rights the record date for which is prior to the date of such issuance.

  j. Tax Withholding

    The Committee shall have the right to require that the participant exercising the Option remit to the Corporation an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Committee with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the Option. If permitted by the Committee, either at the time of the grant of the Option or in connection with its exercise, the participant may elect, at such time and in such manner as the Committee may prescribe, to satisfy such withholding obligation by (i) delivering Stock having a fair market value equal to such withholding obligation, or (ii) requesting that the Corporation withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

    In the case of an ISO, the Committee may require as a condition of exercise that the participant exercising the Option agree to inform the Corporation promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise.

  k. Change in Control

    Notwithstanding the provisions of any Option that provide for its exercise in installments, such Option shall become immediately exercisable in the event of a change in control or offer to effect a change in control. For purposes of this Paragraph 5(k), a "change in control" shall mean either of the following events; (a) the acquisition of the beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of 20 percent or more of the voting securities of the Corporation by purchase, merger, consolidation or otherwise by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; provided, however, a change in control shall not be deemed to have occurred if the acquisition of such securities is by one or more employee benefit plans of the Corporation or (b) in any two-year period, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason, to constitute at least a majority of the Board of Directors of the Corporation at, or at any time prior to the conclusion of, such two-year period. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision as to whether a change in control or offer to effect a change in control has occurred shall be made by a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation as in effect on February 21, 1996) and shall be conclusive and binding.

    Notwithstanding Paragraph 8 of the Plan, this provision shall not be amended or revoked in any manner without the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined above).

  l. Additional Restrictions and Conditions

    The Committee may impose such other restrictions and conditions (in addition to those required by the provisions of this Plan) on any Award of Options hereunder and may waive any such additional restrictions and conditions, so long as (i) any such additional restrictions and conditions are consistent with the terms of this Plan and (ii) such waiver does not waive any restriction or condition required by the provisions of this Plan.

  m. Repricing

    The Committee shall not, without further approval of the stockholders of the Corporation, (i) authorize the amendment of any outstanding Option to reduce the exercise price of such Option or (ii) grant a replacement Option upon the surrender and cancellation of a previously granted Option for the purpose of reducing the exercise price of such Option. Nothing contained in this section shall affect the Committee's right to make the adjustments permitted under
Section 5(g).

6. Stock Appreciation Rights

    At the discretion of the Committee, a participant who has been granted an Option may also be granted the right to require the Corporation to purchase all or a portion of such Option for cancellation (a "stock appreciation right"). To the extent that the participant exercises this right, the Corporation shall pay him in cash and/or Stock the excess of the fair market value of each share of Stock covered by the Option (or a portion thereof purchased), determined on the date the election is made, over the exercise price of the Option. The election shall be made by delivering written notice thereof to the Committee. Shares subject to the Option so purchased shall not again be available for purposes of the Plan. Subject to adjustment as provided in Section 5(g), in any fiscal year of the Corporation, the aggregate number of shares of Stock as to which stock appreciation rights may be granted to any one person participating under the Plan shall not exceed 325,000.

7. Terms and Conditions Applicable to Restricted Stock Awards

    Awards of Restricted Stock may be Performance-Based Restricted Stock, as described in Section 7(i), or Non-employee Director Restricted Stock, as described in Section 7(j). The provisions of Sections 7(a) through 7(h) are applicable to all shares of Restricted Stock.

  a. Number of Shares

    The total number of shares of Restricted Stock that may be awarded under the Plan on a cumulative basis shall not exceed one percent of the Stock of the Corporation outstanding at the date of any such Award. In any fiscal year of the Corporation, the aggregate number of shares of Stock as to which Restricted Stock Awards may be granted to any one person participating under the Plan shall not exceed 100,000.

    Each Restricted Stock Award under the Plan shall be evidenced by a stock certificate of the Corporation, registered in the name of the participant, accompanied by an agreement in such form as the Committee shall prescribe from time to time. The Restricted Stock Awards shall comply with the following terms and conditions and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish.

  b. Stock Legends; Prohibition on Disposition

    Certificates for shares of Restricted Stock shall bear an appropriate legend referring to the restrictions to which they are subject, and any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. The certificates representing shares of Restricted Stock shall be held by the Corporation until the restrictions are satisfied.

  c. Termination of Service

    The Committee shall determine the extent to which the restrictions on any Restricted Stock Award shall lapse upon the termination of the participant's service to the Corporation and its subsidiaries, due to death, disability, retirement or for any other reason. If the restrictions on all or any portion of a Restricted Stock Award shall not lapse, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Corporation such instruments of transfer, if any, as may reasonably be required to transfer the shares back to the Corporation.

  d. Change in Control

    Upon the occurrence of a change in control or an offer to effect a change in control of the Corporation, as determined in Paragraph 5(k) of this Plan, all restrictions then outstanding with respect to shares of Restricted Stock shall automatically expire and be of no further force and effect and all certificates representing such shares of Stock shall be delivered to the participant.

  e. Adjustment for Changes in Stock

    The Committee shall proportionately adjust the aggregate number of shares of Stock as to which Restricted Stock Awards may be granted to participants under the Plan and the aggregate number of shares of Stock as to which Restricted Stock Awards may be granted to any one such person for any increase or decrease in the number of issued shares of Stock resulting from the subdivision or consolidation of shares or other capital adjustments, the payment of a stock dividend, or any other increase or decrease in such shares without the payment of consideration; provided, however, that no such adjustment shall be made unless and until the aggregate effect of all such increases and decreases accruing after the effective date of the 1996 Amendment shall have increased or decreased the number of issued shares of Stock of the Corporation by five percent or more; and provided, further, that any fractional shares resulting from any such adjustment shall be eliminated. Any such determination by the Committee shall be conclusive. Shares of Stock issued with respect to any outstanding Awards as a result of any of the foregoing events shall be subject to the same restrictions.

  f. Effect of Attempted Transfer

    No benefit payable or interest in any Restricted Stock Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such interest in any Restricted Stock Award shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or his beneficiary. If any participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under or interest in any Restricted Stock Award, then the Committee, in its discretion, may hold or apply such benefit or interest or any part thereof to or for the benefit of such participant or his beneficiary, his spouse, children, blood relatives or other dependents, or any of them, in any such manner and such proportions as the Committee may consider proper.

  g. Payment of Taxes

    The Corporation shall have the right to deduct from any Restricted Stock Award or other payment hereunder any amount that federal, state, local or foreign tax law requires to be withheld with respect to such Award or payment or to require that the participant, prior to or simultaneously with the Corporation incurring any obligation to withhold any such amount, pay such amount to the Corporation in cash or, at the option of the Corporation, shares of Stock (which shall be valued at the fair market value on the date of payment). There is no obligation under the Plan that any participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it is determined that tax is required to be withheld in connection with the issuance, transfer or delivery of shares of Stock under this Plan, the Corporation may, pursuant to such rules as the Committee may establish, reduce the number of shares so issued, transferred or delivered by such number of shares as the Corporation may deem appropriate in its sole discretion to comply with such withholding. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements, including without limitation, those under the Exchange Act.

  h. Rights as a Stockholder

    A participant shall have the right to receive dividends on shares of Stock subject to the Restricted Stock Award during the applicable Restricted Period, to vote the Stock subject to the award and to enjoy all other stockholder rights, except that the employee shall not be entitled to delivery of the stock certificate until the applicable Restricted Period shall have lapsed (if at all).

  i. Performance-Based Restricted Stock

    Awards of Performance-Based Restricted Stock are intended to qualify as performance-based for the purposes of Section 162(m) of the Code. The Committee shall provide that shares of Stock issued to a participant in connection with an Award of Performance-Based Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted (the "Restricted Period") and that the Restricted Period applicable to such Restricted Stock shall lapse (if at all) only if certain preestablished objectives are attained. Performance goals may be based on any of the following criteria: (i) earnings or earnings per share, (ii) return on equity, (iii) return on assets, (iv) revenues, (v) expenses, (vi) one or more operating ratios, (vii) stock price,
(viii) stockholder return, (ix) market share, (x) charge-offs, (xi) credit quality, (xii) reductions in non-performing assets, (xiii) customer satisfaction measures and (xiv) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions. The Committee shall establish one or more objective performance goals for each such Award of Restricted Stock on the date of grant. The performance goals selected in any case need not be applicable across the Corporation, but may be particular to an individual's function or business unit. The Committee shall determine whether such performance goals are attained and such determination shall be final and conclusive. In the event that the performance goals are not met, the Restricted Stock shall be forfeited and transferred to, and reacquired by, the Corporation at no cost to the Corporation.

    The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Award of shares of Performance-Based Restricted Stock as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee's ability to reduce the amount payable under an Award upon the attainment of the performance goal(s), provided, however, that the Committee shall have no right under any circumstance to increase the amount payable under, or waive compliance with, any applicable performance goal(s).

  j. Non-employee Director Restricted Stock

    Awards of Non-employee Director Restricted Stock shall be made exclusively to directors of the Corporation who are not employees of the Corporation or any of its subsidiaries. The Committee shall provide that shares issued in connection with an Award of Non-employee Director Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until the earlier of (i) the director's retirement as a director of the Corporation at or after the retirement age specified in the Corporation's By-laws, (ii) the director's death or total and permanent disability or (iii) the director's resignation from the Board of Directors of the Corporation with the consent of such Board. Shares of Non-employee Director Restricted Stock may be awarded only in lieu of cash compensation that would otherwise have been payable to the director receiving such Award and such cash compensation shall be reduced by the fair market value of the shares of Stock so awarded on the date of such Award.

    The Committee may impose such other restrictions and conditions (in addition to the restrictions described above) on any Award of shares of Non-employee Director Restricted Stock as the Committee deems appropriate and may waive any such additional restrictions and conditions applicable to such shares so long as such waiver does not waive any restriction described in the preceding paragraph.

8. Amendment; Applicability to Outstanding Options

    The Committee may alter, amend or suspend the Plan at any time or alter and amend Awards granted hereunder; provided, however, that no such amendment may, without the consent of any participant to whom an Option shall theretofore have been granted or to whom a Restricted Stock Award shall theretofore have been issued, adversely affect the right of such participant under such Award. Unless the Committee otherwise determines, any amendment to this Plan effected by the 1996 Amendment shall not apply to any Option outstanding on the date of stockholder approval of the 1996 Amendment held by a participant subject to
Section 16(a) of the Exchange Act if the effect of such application would be to cause the Option to be deemed to have been regranted for purposes of Rule 16b-3 under the Exchange Act, and provided, further, that no material amendment of the Plan may, without stockholder approval thereof, become effective if such approval is required for purposes of Rule 16b-3 under the Exchange Act.

9. Termination

    Options and Restricted Stock Awards may be granted pursuant to the Plan from time to time within a period of ten years from January 15, 1992. The Board of Directors may terminate the Plan at any time, and no Options shall be granted nor Restricted Stock awarded thereafter. Such termination shall not affect the validity of any Award then outstanding.

10. Legality of Grant

    The granting of any Award under this Plan and the issuance or transfer of Options and shares of Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency (including, without limitation, no-action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan and no Options or shares shall be issued by the Corporation, nor cash payments made by the Corporation pursuant to or in connection with any such Award unless and until in any such case all legal requirements applicable to the issuance or payment have, in the opinion of counsel for the Corporation, been complied with. In connection with any Option or Stock issuance or transfer, the person acquiring the shares or the Option shall, if requested by the Corporation, give assurance satisfactory to counsel to the Corporation with respect to such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

11. Effective Date

    The 1996 Amendment shall become effective upon the adoption thereof by the affirmative vote of a majority of Stock, present in person or represented by proxy, and entitled to vote thereon at the 1996 Annual Meeting of Stockholders when a quorum is present.

                                                                     Appendix B


                          FLEET FINANCIAL GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints John T. Collins, James F. Hardymon and Raymond C. Kennedy, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Fleet Financial Group, Inc. ("Fleet") at the Annual Meeting of its stockholders to be held April 17, 1996 or any adjournment or postponement thereof.


   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

   1. ELECTION OF DIRECTORS:

FOR all nominees listed below (except
marked to the contrary below) / /          AGAINST all nominees listed below / /


NOMINEES:

Three-year terms: Paul J. Choquette, Jr., Bernard M. Fox, Robert M. Kavner,
                  Thomas D. O'Connor, Michael B. Picotte, John S. Scott and Paul
                  R. Tregurtha;

Two-year terms: Stillman B. Brown and Lois D. Rice; and

One-year term: Robert J. Matura

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
              IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

   2. To approve the Amended and Restated 1992 Stock Option and Restricted Stock Plan, as described in the accompanying Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL NO. 2.

                     / / FOR    / / AGAINST    / / ABSTAIN

   3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of Fleet for the fiscal year ending December 31, 1996.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL NO. 3.

                     / / FOR    / / AGAINST    / / ABSTAIN

   4. To approve the stockholder proposal, as described in the accompanying Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE AGAINST PROPOSAL NO. 4.

                     / / FOR    / / AGAINST    / / ABSTAIN

   5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3, AND AGAINST PROPOSAL NO. 4.

                          (continued on reverse side)

Please sign exactly as name appears below. When shares     Dated:,_________ 1996
are held in more than one name, including joint
tenants, each party should sign. When signing as           _____________________
attorney, executor, administrator, trustee or guardian,           Signature
please give full title as such.
                                                           _____________________
                                                            Signature, if held
                                                            jointly


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.